SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                            Date of Report: November 14, 1997




                                 SIERRAWEST BANCORP
               (Exact Name of Registrant as Specified in its Charter)





          California                File No. 0-15450          68-0091859
    ---------------------     ---------------------------  ----------------
(IRS Employer Identification No.) (Commission File No.) (State of Incorporation)










           10181 Truckee-Tahoe Airport Road, Truckee, CA 96160-9010
           --------------------------------------------------------
                 (Address of Principal Executive Offices)

               Registrant's Telephone Number: (916) 582-3000

Item 5.  Other Events

On November 14, 1997, SierraWest Bancorp ("SWB") and California Community Bancshares Corporation ("CCBC") issued a joint press release announcing that they have signed a definitive agreement under which SWB will acquire the outstanding common stock of CCBC in a transaction valued at approximately $39 million, based on the closing price of SWB stock on November 13, 1997. CCBC, the parent of Continental Pacific Bank, is headquartered in Vacaville, California. Continental Pacific Bank operates eight banking offices in Solano and Contra Costa counties in California. CCBC had total assets of $192 million at September 30, 1997. The merger, which is scheduled to close during the first half of 1998, is subject to the approval of CCBC's and SWB's shareholders and federal and state regulators, as well as certain other terms and conditions.

Under the terms of the proposed transaction, shareholders of CCBC will receive shares of SWB common stock at an exchange ratio to be determined by a formula prior to the effective date of the transaction, based on the average of the closing prices of SWB common stock during a defined 20-day period. For example, if the average price during the 20-day period were $28.75, the closing price of SWB stock on November 13, 1997, each share of CCBC stock would be exchanged for approximately 0.9957 shares of SWB common stock. This transaction is expected to be accounted for under the pooling of interests accounting method.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         2. Plan of Acquisition and Merger by and between SierraWest Bancorp, SierraWest Bank, and California Community Bancshares, Continental Pacific Bank.

         99.      Press release dated November 14, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  SierraWest Bancorp
                                                  ------------------
                                                  (Registrant)



Dated: November 17, 1997                          By:/s/David C. Broadley
Truckee, California                               David C. Broadley
                                                  EVP/Chief Financial Officer

                                  EXHIBIT 2

                         PLAN OF ACQUISITION AND MERGER

                                 BY AND BETWEEN

                               SIERRAWEST BANCORP

                                 SIERRAWEST BANK

                                       AND

                         CALIFORNIA COMMUNITY BANCSHARES

                            CONTINENTAL PACIFIC BANK

                                TABLE OF CONTENTS


                                                                           PAGE

Section 1. THE MERGER AND BANK MERGER.........................................2

       1.1      Effective Date................................................2

       1.2      Effect of the Bank Merger.....................................2

       1.3      Effect of the Merger..........................................2

       1.4      Board Composition After the Merger............................3

Section 2.      CONVERSION AND CANCELLATION OF SHARES.........................3

       2.1      Exchange Amount; Conversion of Shares of Bancshares Common
                Stock.........................................................3

       2.2      Fractional Shares.............................................5

       2.3      Surrender of CCBC Shares......................................5

       2.4      No Further Transfers of CCBC Shares...........................6

       2.5      Adjustments...................................................6

       2.6      Treatment of Stock Options....................................6

       2.7      Personnel Matters.............................................7

                (a)   Employment At Effective Date............................7

                (b)   Retirement Benefits.....................................7

                (c)   Other Benefit Plans.....................................7

                (d)   Other Benefits..........................................8

Section 3.      COVENANTS OF THE PARTIES......................................8

       3.1      Mutual Covenants..............................................8

                (a)   Government Approvals....................................8

                (b)   Notification of Breach of Representations, Warranties
                      and Covenants...........................................8

                (c)   Financial Statements....................................8

                (d)   Press Releases..........................................9

                (e)   Access to Properties, Books and Records;
                      Confidentiality.........................................9

                (f)   Additional Agreements ..................................10

                (g)   Advice of Changes.......................................10

                (h)   Legal Conditions to Merger..............................10

       3.2      Covenants of CCBC.............................................10

                (a)   Approval by Shareholders................................10

AC973160.145   19835-004                  i

                (b)   Compensation............................................11

                (c)   Conduct of Business in the Ordinary Course..............11

                (d)   No Merger or Solicitation...............................14

                (e)   Changes in Capital Stock; Dividends.....................14

                (f)   Employee Welfare Benefit Plans..........................15

                (g)   Shareholder Lists and Other Information.................15

                (h)   Capital Commitments and Expenditures....................15

                (i)   Asset Review............................................15

                (j)   Execution of Stock Option Agreement.....................16

                (k)   Pre-Closing Adjustments.................................16

       3.3      Covenants of Sierra...........................................16

                (a)   Approval by Shareholders................................16

                (b)   Conduct of Business in the Ordinary Course..............17

                (c)   Dividends...............................................18

                (d)   Indemnification; Insurance..............................18

Section 4.      REPRESENTATIONS AND WARRANTIES OF CCBC........................20

       4.1      Corporate Status and Power to Enter Into Agreements...........20

       4.2      Articles, Bylaws, Books and Records...........................20

       4.3      Compliance With Laws, Regulations and Decrees.................20

       4.4      Capitalization................................................20

       4.5      Equity Interest in Any Entity.................................21

       4.6      Financial Statements, Regulatory Reports......................21

       4.7      Tax Returns...................................................22

       4.8      Material Adverse Change.......................................22

       4.9      No Undisclosed Liabilities....................................23

       4.10     Properties and Leases.........................................23

       4.11     Material Contracts............................................24

       4.12     Loans.........................................................24

       4.13     Restrictions on Investments...................................25

       4.14     Employment Contracts and Benefits.............................25

       4.15     Compliance with ERISA.........................................25

       4.16     Collective Bargaining and Employment Agreements...............26

       4.17     Compensation of Officers and Employees........................26

       4.18     Legal Actions and Proceedings.................................26

       4.19     Execution and Delivery of the Agreements......................27

       4.20     Retention of Broker or Consultant.............................27

       4.21     Insurance.....................................................28

       4.22     Loan Loss Reserves............................................28

       4.23     Transactions With Affiliates..................................28

       4.24     Information in Sierra Registration Statement..................28

       4.25     Pooling of Interests..........................................29

       4.26     Derivatives Contracts; Structured Notes; Etc..................29

       4.27     Accuracy of Representations and Warranties....................29

Section 5.      REPRESENTATIONS AND WARRANTIES OF SIERRA......................29

       5.1      Corporate Status and Power to Enter Into Agreements...........29

       5.2      Articles, Bylaws, Books and Records...........................30

       5.3      Compliance With Laws, Regulations and Decrees.................30

       5.4      Capitalization................................................30

       5.5      Financial Statements, Regulatory Reports......................31

       5.6      Tax Returns...................................................31

       5.7      Material Adverse Change.......................................32

       5.8      Legal Actions and Proceedings.................................32

       5.9      Execution and Delivery of the Agreement.......................32

       5.10     No Undisclosed Liabilities....................................33

       5.11     No Material Environmental Liabilities.........................33

       5.12     No Material Liabilities Under ERISA...........................33

       5.13     Retention of Broker or Consultant.............................33

       5.14     Loan Loss Reserves............................................34

       5.15     Information in Sierra Registration Statement..................34

                (a)   Pooling of Interests....................................34

       5.16     Equity Interest in Any Entity.................................34

       5.17     Loans.........................................................34

       5.18     Derivatives Contracts; Structured Notes; Etc..................35

       5.19     Accuracy of Representations and Warranties....................35

Section 6.      SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.......35

       6.1      Preparation and Filing of Registration Statement..............35

       6.2      Effectiveness of Registration Statement and Listing of Shares.36

       6.3      Sales and Resales of Common Stock.............................36

       6.4       Rule 145 and Related Matters.................................36

Section 7.      CONDITIONS TO THE OBLIGATIONS OF SIERRA.......................36

       7.1      Representations and Warranties................................36

       7.2      Compliance and Performance Under Agreement....................37

       7.3      Material Adverse Change.......................................37

       7.4      Approval of Agreement.........................................37

       7.5      Officer's Certificate.........................................37

       7.6      Opinion of Counsel............................................37

       7.7      Absence of Legal Impediment...................................37

       7.8      Effectiveness of Registration Statement.......................37

       7.9      Government Approvals..........................................37

       7.10     Tax Opinion...................................................38

       7.11     Unaudited Financials..........................................39

       7.12     Rule 145 Undertaking..........................................39

       7.13     Closing Documents.............................................39

       7.14     Consents......................................................39

       7.15     Shareholder Agreements........................................39

       7.16     Noncompetition Agreements.....................................40

       7.17     Fairness Opinion..............................................40

       7.18     Pooling of Interests..........................................40

       7.19     Resignations..................................................40

Section 8.      CONDITIONS TO THE OBLIGATIONS OF CCBC.........................40

       8.1      Representations and Warranties................................40

       8.2      Compliance and Performance Under Agreement....................40

       8.3      Material Adverse Change.......................................40

       8.4      Approval of Agreement.........................................41

       8.5      Officer's Certificate.........................................41

       8.6      Opinion of Counsel............................................41

       8.7      Absence of Legal Impediment...................................41

       8.8      Effectiveness of Registration Statement.......................41

       8.9      Government Approvals..........................................41

       8.10     Tax Opinion or Ruling.........................................41

       8.11     Unaudited Financials..........................................41

       8.12     Closing Documents.............................................42

       8.13     Fairness Opinion..............................................42

Section 9.      CLOSING.......................................................42

       9.1      Closing Date..................................................42

       9.2      Delivery of Documents.........................................42

       9.3      Filings.......................................................42

Section 10.     EXPENSES......................................................42

Section 11.     AMENDMENT; TERMINATION........................................42

       11.1     Amendment.....................................................42

       11.2     Termination...................................................42

       11.3     Notice of Termination.........................................44

       11.4     Breach of Obligations.........................................44

       11.5     Termination and Expenses......................................44

Section 12.     MISCELLANEOUS.................................................45

       12.1     Notices.......................................................45

       12.2     Binding Agreement.............................................45

       12.3     Survival of Representations and Warranties....................45

       12.4     Governing Law.................................................45

       12.5     Attorneys' Fees...............................................45

       12.6     Entire Agreement; Severability................................46

       12.7     Counterparts..................................................46

                         Plan of Acquisition and Merger



         THIS PLAN OF ACQUISITION AND MERGER, dated as of November 13, 1997 ("Agreement"), is made by and between SierraWest Bancorp ("Bancorp"), a California corporation and a registered bank holding company under the Federal Bank Holding Company Act of 1956 as amended ("BHCA"), SierraWest Bank ("Sierra Bank"), a California banking corporation (collectively "Sierra") and California Community Bancshares Corporation ("Bancshares"), a Delaware corporation and a registered bank holding company under the BHCA, and its wholly owned subsidiary, Continental Pacific Bank ("CPB"), a California state banking corporation (collectively "CCBC").

WITNESSETH:

         A. The Boards of Directors of Sierra and CCBC deem it advisable and in the best interests of Sierra, CCBC and their shareholders that Sierra and CCBC enter into a business combination whereby Bancshares will be merged with and into Bancorp ("Merger") with Bancorp as the surviving corporation and Bancorp's wholly owned subsidiary, Sierra Bank will be merged with CPB ("Bank Merger"), with Sierra Bank being the surviving corporation.

         B. The Agreement and Plan of Merger attached as Exhibit A is intended to be filed with the California Secretary of State and the Delaware Secretary of State ("Agreement and Plan of Merger") and the Bank Merger Agreement attached as Exhibit B is intended to be filed with the California Secretary of State when it has been approved by the Department of Financial Institutions of the State of California ("Bank Merger Agreement"), (collectively the "Merger Agreements").

         C. The Merger is intended to qualify as a tax free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC") and to qualify as a "pooling of interests".

         D. Pursuant to the Merger, each Bancshares shareholder will receive, in exchange for each share of Bancshares common stock of Bancorp, the number of shares of Bancorp common stock determined in accordance with the Exchange Ratio as more fully set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

         Section 1.  THE MERGER AND BANK MERGER.

         1.1 Effective Date. Subject to the terms and conditions of this Agreement, the Merger shall become effective at the date on which an executed copy of the Agreement and Plan of Merger has been filed with the California Secretary of State and the Delaware Secretary of State ("Effective Date"). On the Effective Date, the Bank Merger Agreement will be certified by the California Secretary of State and filed with the Commissioner of Financial Institutions of the State of California ("Commissioner") pursuant to Section 4887 of the California Financial Code, in each case on the Closing Date as defined in Section 9.1 hereof.

         1.2 Effect of the Bank Merger. Subject to the terms and conditions of this Agreement, on the Effective Date, CPB shall be merged with and into Sierra Bank and Sierra Bank shall be the surviving bank ("Surviving Bank") in the Bank Merger. All assets, rights, privileges, immunities, power, franchises and interests of CPB in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests, shall pass and be transferred to and vest in Sierra Bank as the Surviving Bank by virtue of the Bank Merger on the Effective Date without any deed, conveyance or other transfer; the separate existence of CPB shall cease and the corporate existence of Sierra Bank as the Surviving Bank shall continue unaffected and unimpaired by the Bank Merger; and the Surviving Bank shall be deemed to be the same entity as each of CPB and Sierra Bank and shall be subject to all of their duties and liabilities of every kind and description. The Surviving Bank shall be responsible and liable for all the liabilities and obligations of each of Sierra Bank and CPB; and any claim existing or action or proceeding pending by or against Sierra Bank or CPB may be prosecuted as if the Bank Merger had not taken place, or the Surviving Bank may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Sierra, Sierra Bank or CPB shall be impaired by reason of the Bank Merger. The articles of incorporation of Sierra Bank shall be the articles of incorporation of the Surviving Bank and the bylaws of Sierra Bank shall be the bylaws of the Surviving Bank. On the Effective Date, Sierra Bank shall assume the operations of, as successor to, CPB. Subject to Section 1.4, on the Effective Date the board of directors of Sierra Bank will continue to serve until successors are duly elected and qualified. Sierra Bank shall remain a wholly-owned subsidiary of Bancorp.

         1.3 Effect of the Merger. Subject to the terms and conditions of this Agreement, on the Effective Date, Bancshares shall be merged with and into Bancorp with Bancorp as the surviving corporation ("Surviving Corporation") in the merger. All assets, rights, privileges, immunities, power, franchises and interests of Bancshares in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests, shall pass and be transferred to and vest in Bancorp as the Surviving
Corporation by virtue of the Merger on the Effective Date without any deed, conveyance or other transfer; the separate existence of Bancshares shall cease and the corporate existence of Bancorp as the Surviving Corporation shall continue unaffected and unimpaired by the merger; and the Surviving Corporation shall be deemed to be the same entity as each of Bancshares and Bancorp and shall be subject to all of their duties and liabilities of every kind and description. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of Bancorp and Bancshares; and any claim existing or action or proceeding pending by or against Bancorp or Bancshares may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Sierra, Bancorp or Bancshares shall be impaired by reason of the Merger. The articles of incorporation of Bancorp shall be the articles of incorporation of the Surviving Corporation and the bylaws of Bancorp shall be the bylaws of the Surviving Bank. On the Effective Date, Bancorp shall assume the operations of, as successor to, Bancshares. Subject to Section 1.4, on the Effective Date the board of directors of Bancorp will continue to serve until successors are duly elected and qualified. Sierra Bank shall remain a wholly-owned subsidiary of Bancorp.

         1.4 Board Composition After the Merger. As soon as practicable following the Effective Date, the Boards of Directors of Bancorp and of Sierra Bank shall appoint two existing directors of Bancshares, Mr. Bernard E. Moore and Mr. Walter D. Sunderman, to the Boards of Directors of Bancorp and Sierra Bank. In the event Mr. Moore and/or Mr. Sunderman (each a "CCBC Appointee") resigns or chooses not to serve as a director of Bancorp and/or Sierra Bank, such CCBC Appointee shall recommend his successor from those persons who were directors of CCBC on the Effective Date (a "Successor Director") to the Nominating Committee of the Bancorp Board of Directors. Assuming that such recommended Successor Director meets the then existing written criteria for selection of board nominees, the recommended Successor Director will be appointed to the Boards of Directors of Bancorp and Sierra Bank. If because of death, disability, or otherwise, either Mr. Moore or Sunderman is incapable of selecting his successor, then the remaining CCBC Appointee shall recommend the Successor Director for the CCBC Appointee who is so incapacitated. In the event that any Successor Director resigns, chooses not to serve, or otherwise cannot serve, then Bancorp shall have no further obligation to offer any other existing director a position on Bancorp's or Sierra Bank's Boards of Directors. Once appointed to the Boards, subject to the written performance criteria applicable to all Bancorp directors, the nominating committee of Bancorp shall nominate and recommend for approval such CCBC Appointee (or a Successor Director thereof) for one year terms at the annual meetings of Bancorp for the years 1998, 1999 and 2000; provided, however, if any such director is not re-elected by the shareholders of Bancorp, then Bancorp shall have no further obligation to further nominate or appoint such director to the Boards of Directors of Bancorp or Sierra Bank and shall have no further obligation to offer any other existing director a position on Bancorp's or Sierra Bank's Boards of Directors. In the event of a change of control of Bancorp occurs in which the acquirer elects a majority of the Board of Directors, then the requirements of this Section 1.4 shall cease.

Section 2.  CONVERSION AND CANCELLATION OF SHARES.

         2.1  Exchange Amount; Conversion of Shares of Bancshares Common Stock.

          (a) For purposes of this Agreement, capitalized terms have the following meanings:

CCBC Shares                       Issued and outstanding shares of Bancshares
                                  $0.10 par value common stock ("CCBC Shares") as of the Effective Date.

Business Combination              Any merger, sale or purchase of an entity
                                  or  subsidiary,  sale or  purchase of a
                                  substantial portion of any entity's assets, or
                                  tender offer or other means of  acquisition of
                                  substantially  all  the  outstanding   capital
                                  stock of any entity.

Exchange Ratio                    The  number  of  Sierra  Shares  to  be
                                  received in exchange for each CCBC Share pursuant to the calculation set forth in
                                  Section 2.1(b) below.

Market Value                      The average of the closing prices of the
                                  Sierra Shares as reported in the western edition of the Wall Street Journal for the 20 trading days preceding the Determination Date.
                                  For purpose of determining the average, the divisor shall be only those days on which a trade occurs.

Determination Date                The fifth business day preceding the Effective
                                  Date.

         (b) On the Effective Date, by virtue of the Merger and without any action on the part of the holders of CCBC Shares, each outstanding CCBC Share (other than any shares as to which dissenters' rights have been perfected) shall be converted into the right to receive shares of the common stock, no par value, of Bancorp ("Sierra common stock" or "Sierra Shares") equal to the Exchange Ratio as follows:

                  (i) If the Market Value is between $22.76 and $25.24, inclusive, the Exchange Ratio shall be determined by dividing $26.40 by the Market Value.

                  (ii) If the  Market  Value is between  $25.25 and  $26.25, inclusive, the Exchange Ratio shall be 1.0476.

                  (iii)If the  Market  Value  is  between  $26.26  and  28.24, inclusive, the Exchange Ratio shall be 1.0476 minus .000238 for each $0.01 by which the Market Value is greater than $26.25.

                  (iv) If the Market Value is $28.25, the Exchange Ratio shall be 1.000.

                  (v) Subject to the limitations set forth in Section 2.1(c) below, if the Market Value is between $28.26 and $29.25, inclusive, the Exchange Ratio shall be determined by dividing (A) $28.25 plus 75% of the amount by which the Market Value exceeds $28.25 by (B) the Market Value.

                  (vi) Subject to the  limitations  set forth in Section  2.1(c)
                       below, if the Market Value is between $29.26 and $30.25, inclusive, the Exchange Ratio shall be determined by dividing (A) $29.00 plus 50% of the amount by which the Market Value exceeds $29.25 by (B) the Market Value.

                  (vii)Subject to the  limitations  set forth in Section  2.1(c)
                       below, if the Market Value exceeds $30.26, the Exchange Ratio shall be determined by dividing (A) $29.50 plus 25% of the amount by which the Market Value exceeds $30.25 by
                       (B) the Market Value.

                  (viii)Subject to the  limitations  set forth in Section 2.1(d)
                       below, if the Market Value is $22.75 or less, the Exchange Ratio shall be 1.1579.

         (c) In the event that Sierra enters into a Business Combination with any other entity in which Sierra shall not be the continuing or surviving corporation or entity of such Business Combination prior to the Determination Date, then, in the event that the Market Value exceeds $28.25, the Exchange Ratio shall be 1.000.

         (d) In the event that the Market Value is less than $21.59, then CCBC has the right to terminate this Agreement pursuant to the terms of Section 11(h) hereof. If CCBC notifies Sierra that it intends to terminate this Agreement pursuant to the provisions of Section 11(h), then Sierra shall have the right but not the obligation to elect to issue an additional number of Sierra Shares so that the Exchange Ratio shall be equal to the quotient obtained by dividing $25.00 by the Market Value. If Sierra chooses not to exercise its right to issue such additional Sierra Shares, then CCBC may proceed to terminate this Agreement pursuant to Section 11(h).

         (e) On the Effective Date each outstanding Bancshares debenture, as defined in Section 4.4, shall be by virtue of the Merger, assumed by Bancorp, provided, however, the conversion of such Bancshares debentures into Sierra Shares shall be adjusted to reflect the Exchange Ratio on the Effective Date.

         (f) All references in this Agreement to Sierra Shares or Sierra common stock shall be deemed to include the corresponding rights to purchase shares of Sierra common stock, including common stock equivalent preferred stock of Bancorp, pursuant to that Rights Agreement dated as of January 16, 1996 between American Stock Transfer and Trust Company and Sierra Tahoe Bancorp. Each certificate representing Sierra Shares will bear a notation incorporating the Rights Agreement by reference.

         2.2 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Sierra common stock shall be issued to holders of CCBC Shares. In lieu thereof, each such holder entitled to a fraction of a share of Sierra common stock shall receive, at the time of surrender of the certificate or certificates representing such holder's CCBC Shares, an amount in cash equal to the Market Value per share of the common stock of Sierra, multiplied by the fraction of a share of Sierra common stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.3  Surrender of CCBC Shares.

         (a) Prior to the Effective Date, Sierra shall appoint any bank or trust company mutually acceptable to Bancshares and Sierra, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the CCBC Shares at and after the Effective Date, Sierra shall issue and deliver to the Exchange Agent certificates representing the Sierra Shares, as shall be required to be delivered to holders of CCBC Shares. As soon as practicable after the Effective Date, each holder of CCBC Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such CCBC Shares for cancellation, will be entitled to receive a certificate representing the number of Sierra Shares determined in accordance with Section
2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 2.2.

         (b) No dividends or other distributions of any kind which are declared payable to stockholders of record of the Sierra Shares after the Effective Date will be paid to persons entitled to receive such certificates for Sierra Shares until such persons surrender their certificates representing CCBC Shares. Upon surrender of such certificate representing CCBC Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Sierra Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

         (c) If any certificate for Sierra Shares is to be issued in a name other than that in which the certificate for CCBC Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Sierra Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Sierra and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

         (d) All dividends or distributions, and any cash to be paid pursuant to
Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing CCBC Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Sierra, and after such time any holder of a certificate representing CCBC Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Sierra for payment or delivery of such dividends or distributions or cash, as the case may be.

         2.4 No Further Transfers of CCBC Shares. At the Effective Date, the stock transfer books of Bancshares shall be closed and no transfer of CCBC Shares theretofore outstanding shall thereafter be made.

         2.5 Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding Sierra Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of Sierra Shares to be issued and delivered in the Merger in exchange for each outstanding CCBC Share shall be correspondingly adjusted.

         2.6  Treatment of Stock Options.

         (a) On the Effective Date, the obligations under any stock option plans of CCBC shall be assumed by Sierra. On the Effective Date, options to purchase CCBC Shares issued pursuant to CCBC's stock option plans shall be converted, without any action on the part of the holders thereof, into options to acquire, upon payment of the adjusted exercise price (which shall equal the exercise price per share for the options immediately prior to the Merger, divided by the Exchange Ratio), the number of shares of Sierra shares the option holder would have received pursuant to the Merger if he or she had exercised all his or her options immediately prior thereto.

         (b) Such stock option plan as shall be applicable to CCBC stock options shall be deemed to be amended to the effect that a non-officer Director's service does not terminate as long as he or she remains a Director or advisory Director of Sierra on and after the Effective Date. Sierra covenants that it will, for purposes of the CCBC stock option plan, at or immediately following the Effective Date, offer each current non-officer Director of CCBC a position as advisory Director of Sierra for a period of not less than 2 years.

         (c) Subject to the mutual intent of the parties that the Merger will be accounted for under the pooling-of-interests method, Sierra and CCBC shall
otherwise  amend  their   respective   option  plans  and  obtain  any  required
shareholder approvals of such option plan amendments and shall amend, as necessary, any and all option agreements (including obtaining any required participant consents) prior to the Effective Date to make them consistent with this Section 2.6.

         2.7  Personnel Matters.

         (a) Employment At Effective Date. On the Effective Date, except for employees with contracts that will be assumed by Sierra, CCBC employees shall become employees at will of Sierra. Prior to the Effective Date, CCBC may, with the consent of Sierra, make additional special bonus payments not to exceed six months salary to retain employees who are deemed necessary to complete the Merger and the Bank Merger. In the even that CCBC terminates employees prior to the Effective Date, it shall abide by all internal policies and all legal requirements for termination of employment. From the date of this agreement through the Effective Date, CCBC shall consult with the human resources representative of Sierra, who shall be designated in writing to CCBC by Sierra, and keep that representative advised as to all matters related to employment. From the day of the Effective Date or any time thereafter, former employees of CCBC who are employed by Sierra following the Effective Date may be terminated by Sierra, with or without cause, for any reason not prohibited by law.

         (b) Retirement Benefits. Employees of Sierra formerly employed by CCBC on the Effective Date shall be eligible for participation in the Sierra 401(k) plan and employee stock option plan at the earliest normal entry date following the Effective Date as allowed by applicable law and the provisions of Sierra's benefit plans, so long as such employees then meet the eligibility requirements for participation in the Sierra plan. The former employees of CCBC who are employed by Sierra Bank will be credited for years of prior service with CCBC for vesting (non-forfeitability) of accrued benefits in the Sierra plans to the fullest extent such credit for such prior service is permitted by Sierra's plans and by the laws, rules and regulations of the Internal Revenue Service and the Employee Income Security Act of 1974, as amended.

         (c)  Other Benefit Plans.

                  (i) After the Effective Date, any or all CCBC welfare benefit plans shall be terminated by Sierra. Sierra Bank employees formerly employed by CCBC immediately prior to the Effective Date shall be eligible for participation in any existing Sierra plan, so long as such employee would otherwise be eligible to participate in such plan.

                  (ii)Employees of Sierra Bank formerly employed by CCBC on the Effective Date will receive credit for length of service with CCBC for determination of eligibility or participation in the Sierra (A) health service plans, or (B) long-term disability, voluntary accident and life insurance plans.

         (d)  Other Benefits.

                  (i) Employees of Sierra formerly employed by CCBC on the Effective Date will retain vacation benefits accrued with CCBC prior to the Effective Date, subject to Sierra's maximum accrual and carryover limitations for such benefits; and will also retain the amount of sick leave benefit eligibility on CCBC's records prior to the Effective Date, to be available subject to Sierra's policy for sick leave benefits; provided, however, such employees shall not be entitled to payment for carry-over CCBC sick leave upon termination of employment as is provided under Sierra's sick leave policy, and, provided further, CCBC shall have accrued the cost of such benefits on the books of CCBC on or before the Determination Date. Following the Effective Date, all employees shall be subject to the standard policies of Sierra for accrual of such benefits.

                  (ii)Employees of Sierra Bank formerly employed by CCBC on the Effective Date will be subject to the severance policies in effect for all Sierra employees.

Section 3.  COVENANTS OF THE PARTIES.

         3.1  Mutual Covenants.

         (a) Government Approvals. Each party will use its reasonable best efforts in good faith to take or cause to be taken as promptly as practicable all such steps within their reasonable control to obtain (i) the waiver of an application or prior approval of the Merger by the Board of Governors of the Federal Reserve System ("FRB") under the BHCA, (ii) the prior approval of the Commissioner to the Merger; (iii) the prior approval of the Federal Deposit Insurance Corporation ("FDIC") under the Bank Merger Act, and (iv) all other consents and approvals of government agencies as are required by law or otherwise, and shall do any and all acts and things necessary or appropriate in order to cause the Merger and Bank Merger to be consummated on the terms provided in the Merger Agreements and this Agreement as promptly as practicable. The approvals referred to in clauses (i)-(iv) of this Section 3.1(a) are hereinafter referred to as the "Government Approvals." Each party shall respond to a written request for information sought by the other for the purpose of obtaining the Government Approvals promptly and in all cases within 10 days after receipt of such request.

         (b) Notification of Breach of Representations, Warranties and Covenants. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a material breach of any of the representations, warranties or covenants of that party contained or referred to in the Merger Agreements or this Agreement and shall use its reasonable best efforts to prevent the same or remedy the same promptly.

         (c)  Financial Statements.

                  (i) Each  party has  delivered  or shall  deliver to the other party promptly after they become available true and correct copies of audited financial statements as of such date and covering such period as may be necessary to satisfy the minimum requirements of the Securities and Exchange Commission ("SEC") and other governmental authorities having approval authority over the Merger and Bank Merger. The financial statements for such year ends have been or shall be audited by their respective independent certified public accounting firms which have been engaged in the past and include or shall include an unqualified opinion of each such accounting firm, to the effect that such financial statements have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the respective parties at the dates indicated and for the periods then ending.

                  (ii) Each party shall provide to the other party promptly after they become available copies of all financial statements and proxy statements issued to either party's shareholders and/or directors after December 31, 1996, or to be issued at or prior to the Effective Date.

                  (iii) Each party has delivered or shall deliver, to the other party true and complete copies of its Annual Report to Shareholders for the years ended December 31, 1996, 1995 and 1994, all periodic reports (including interim quarterly financial statements) since December 31, 1994, all proxy statements and other written material furnished to its shareholders since December 31, 1994, and all other material reports, including year-end call reports, relating to Sierra or CCBC filed by Sierra or CCBC with the SEC, the FRB, the Commissioner or the FDIC during 1994 through 1996 and in 1997 prior to the Effective Date. As of its date, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

         (d) Press Releases. Neither party shall issue any press release or written statement for general circulation relating to this Agreement unless previously provided to the other party for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with the other party in the development and distribution of all news releases and other public information disclosures with respect to the Bank Merger, the Merger, this Agreement or the Agreement and Plan of Merger or Bank Merger Agreement; provided that either party may, without the consent of the other party, make any disclosure with regard to this Agreement that it determines, upon advice of counsel, is required under any applicable law or regulation.

         (e) Access to Properties, Books and Records; Confidentiality. Prior to the Effective Date, each party shall (except as may be prohibited by applicable law) give the other party and its officers, employees, agents and representatives full access, during normal business hours and upon reasonable notice, to all of its properties, books, contracts, records and facilities including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings, tax settlement letters, material contracts or commitments, regulatory examinations and correspondences. Each party shall also use its reasonable best efforts to cause its independent accounting firm to make available to the other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such firm's work papers and documentation relating to its work papers and its audits of the books and records of each party. Each party shall make available to the other originals or copies, at the responding party's election, of such documents and records as the other may reasonably request. The availability or actual delivery of such information about either party shall not affect the covenants, representations and warranties of either party contained in this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger. Each party shall respond to any written request for information promptly and in all cases within 10 days after receipt of such request. Each party shall use its reasonable best efforts to cause its officers, directors, employees, auditors and attorneys to cooperate with the other in its reasonable requests for information except that no information which is reasonably determined to be the subject of the attorney client privilege shall be required to be disclosed. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents therefore delivered by the other party as the other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any governmental agency or authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted.

         (f) Additional Agreements. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation and the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger and the Bank Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Sierra. Pending the Effective Date, Sierra and CCBC shall consult with one another and cooperate as reasonably requested by Sierra to facilitate the integration of their respective operations as promptly as practicable after the Effective Date. Such cooperation shall include, if requested, communicating with employees, customers and depositors; consultation regarding material contracts, renewals, and capital commitments to be entered into by CCBC; coordination regarding third-party service agreements with a view to providing common products and services as expeditiously as practicable following the Effective Date; making arrangements for employee training prior to the Effective Date; and taking action to facilitate an orderly conversion of data processing operations to occur promptly following the Effective Date, provided that the cooperation required under this
Section 3.1(f) shall not be deemed to require actions that would materially delay or impede the Merger.

         (g) Advice of Changes. Sierra and CCBC shall promptly advise the other party of any change or event having, or that would be reasonably likely to have, a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         (h) Legal Conditions to Merger. Each of Sierra and CCBC shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper, or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the respective conditions set forth in Sections 7 and 8 hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by CCBC or Sierra in connection with the Merger and the other transactions contemplated by this Agreement.

         3.2  Covenants of CCBC.

         (a) Approval by Shareholders. CCBC shall cause the Merger, the Bank Merger, this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger to be submitted promptly for the approval of its shareholders in the most expeditious manner available to cause approval of the Merger and Bank Merger at a meeting to be called and held in accordance with applicable laws. CCBC shall cause the Joint Proxy Materials (as defined in Section 6.1), when approved or otherwise deemed effective, with any amendments thereto that may, in the judgment of its counsel, be necessary or desirable, to be mailed to shareholders of Bancshares. Subject to the fiduciary duty of the Board of Directors of Bancshares, the Joint Proxy Materials shall include therein a recommendation that Bancshares shareholders vote to approve the proposed Merger. The Joint Proxy Materials shall be subject to prior approval by Sierra. In the event that such is required by applicable securities laws, Sierra shall prepare for inclusion in the Joint Proxy Materials an appropriate registration statement/prospectus which CCBC shall assist with by providing such information and documents as may be required in an expeditious and timely manner. Bancshares shall hold its shareholder meeting as soon as possible but no later than March 31, 1998 unless prevented from doing so by the regulatory authorities or by delays in obtaining or conditions imposed by the Government Approvals. Subject to its continuing fiduciary duty to the shareholders of Bancshares, the members of the Board of Directors of Bancshares shall at all times prior to and during such meeting of its shareholders recommend that the transactions contemplated hereby be adopted and approved and, subject to such duty, use its reasonable best efforts to cause such adoption and approval.

         (b) Compensation. Except for obligations under contracts with executive officers including salary continuation plans and standard annual review of employees and the normal wage increases incident thereto and subject to the provision of Section 2.7(a) hereof, CCBC shall not make or approve any increase in the compensation payable or to become payable by it to any of its directors, officers, employees or agents (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), provided that CCBC may, with the prior written consent of Sierra, make agreements to provide special bonus payments not to exceed six months salary to retain employees who are deemed necessary to complete the Merger and the Bank Merger; nor shall any bonus payment or any agreement or commitment to make a bonus payment be made other than the obligations to make distributions reflecting 1997 profits under Bancshares' profit sharing plan and obligations under the 1997 bonus plans, nor shall any stock option, warrant or other right to acquire capital stock be granted; nor shall any existing employment agreement be extended or renewed or modified on terms more favorable to the employee than those that are currently contained in such contract; nor shall any employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by CCBC with any such directors, officers, employees or agents unless Sierra has given its prior written consent. Without prior notification to Sierra, CCBC shall not hire any new employee at an annual rate in excess of current customary practice or, in any event, in excess of $40,000 per year.

         (c) Conduct of Business in the Ordinary Course.  Prior to the Effective
Date:

                  (i) Except as expressly contemplated or permitted in this Agreement, CCBC shall conduct its businesses in the Ordinary Course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course" of CCBC shall consist of banking and related businesses as presently conducted or consistent with good banking practices and permitted under applicable laws. Unless Sierra has given its previous written consent to any act or omission to the contrary (which Sierra shall not unreasonably withhold), CCBC shall, until the Effective Date, cause its officers to use their reasonable best efforts to:

                      (A) preserve its business and business organizations intact;

                      (B) preserve the good will of customers and others having business relations with it and take no action that would impair the benefit to the other party of the goodwill of it or the other benefits of the Merger;

                      (C) consult with Sierra as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course and cooperate with all reasonable requests of Sierra that, in the reasonable judgment of Sierra, are necessary to successfully complete the transactions contemplated by this Agreement, including permitting a designated representa-tive or representatives of Sierra to attend and participate (but not vote) in all loan committee meetings and board of directors meetings, provided such Sierra representative may be excluded from any portion of a board of directors meeting which relates to the Merger or any examination report or response thereto, or is reasonably determined to be the subject of the attorney client privilege;

                      (D) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

                      (E) comply in all material respects with all laws, regulations and decrees applicable to the conduct of its business;

                      (F) keep in force at not less than its present limits all policies of insurance, including deposit insurance of the FDIC, to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                      (G) keep available to the other party the services of its present officers and employees (it being understood that both parties shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

                      (H) comply in all material respects with all orders, agreements and memoranda of understanding with respect to it made by or with any regulatory authority of competent jurisdiction, and promptly forward to the other party all communications received from any such authority that are not prohibited by such authority from being so disclosed and inform the other party of any material restrictions imposed by any governmental authority on its business;

                      (I) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                      (J) conduct an environmental audit prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with the other party regarding the significance of the audit prior to the foreclosure on any such property;

                      (K) not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of CCBC's officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course consistent with CCBC's established loan procedures and in compliance with FRB Regulation O;

                      (L) not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $50,000 in which it is a party without the consent of Sierra which consent shall not be unreasonably withheld; and

                      (M) maintain an allowance for loan losses which shall be in substantial compliance with the comments of the FDIC in its most recent Report of Examination.

                  (ii)CCBC shall not, without first having obtained the written consent of Sierra which consent shall not be unreasonably withheld, cause its officers to:

                      (A) commit itself to any loan or renewal or restructure of an existing loan with a principal amount in excess of $100,000 if unsecured, or in excess of $500,000 and with a loan-to-value ratio above 75% if secured by real property, provided that Sierra's consent shall be deemed given unless it objects and states the basis of its objection in writing, or verbally with prompt written confirmation, within two business days after receipt of written notice directed to the Chief Credit Officer of Sierra, together with sufficient supporting information to allow Sierra to make an informed judgment, and Sierra shall not unreasonably withhold its consent; provided, further, that any consent given by Sierra shall be binding only if given by such person or persons who are identified in writing by Sierra;

                      (B) purchase or sell any investment security with a maturity in excess of three years;

                      (C) issue any certificate of deposit in excess of 12 months with a rate of interest in excess of the rate sheets provided weekly to CCBC by Sierra or any other certificate of deposit in excess of 50 basis points greater than the rates set forth on the rate sheets provided weekly to CCBC by Sierra;

                      (D) enter into or renew any contract having a duration extending beyond 9 months from the date of this Agreement, whether or not in the Ordinary Course.

                      (E) sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except other real estate owned or other property in the Ordinary Course, in each case for adequate value, without recourse and consistent with its customary practice; or

                      (F) take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

                  (iii) Except as otherwise specifically provided, it is understood and agreed by the parties hereto that any consent sought of Sierra or required by CCBC pursuant to any provision of this Agreement shall be deemed to be given following five (5) business days advanced notice by CCBC to Sierra, which notice shall include such information as Sierra shall reasonably request.

                  (iv) CCBC shall conduct its business, in all material respects, in accordance with its 1997-1998 operating and revenue budgets heretofore delivered to Sierra and shall deliver to Sierra monthly reports in sufficient detail to demonstrate material compliance with such budgets.

         (d)  No Merger or Solicitation.

                  (i) Prior to the Effective Date, CCBC and its Boards of Directors and officers shall not initiate negotiations toward, or otherwise effect or agree to effect, any Business Combination involving CCBC, acquire or agree to acquire any of its own capital stock or the capital stock (except in a fiduciary capacity) or assets (except in the Ordinary Course) of any other entity, or commence any proceedings for winding up and dissolution affecting CCBC, provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of CCBC, as determined in good faith by the Board of Directors based on the advice of counsel, CCBC shall not be prohibited from reviewing or responding in any way to unsolicited proposals involving a Business Combination.

                  (ii)Prior to the Effective Date, neither CCBC nor any officer, director or affiliate of CCBC, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by CCBC shall (A) solicit or initiate, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business
Combination with CCBC; or (B) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning CCBC's business and properties or afford any such other party access to CCBC's properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing except in satisfaction of the Board of Directors' fiduciary duties as determined on the advice of counsel; or (C) furnish or cause to be furnished any information concerning the business, financial condition, operations, properties or prospects of CCBC to another person, having any actual or prospective role with respect to any such transaction, provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of CCBC, as determined in good faith by the Board of Directors based on the advice of counsel, CCBC shall not be prohibited from reviewing or responding in any way to unsolicited proposals involving such transactions.

                  (iii) CCBC shall notify Sierra immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in it or engage in any Business Combination with it.

         (e) Changes in Capital Stock; Dividends. At or after the date hereof and at or prior to the Effective Date, except with the prior written consent of Sierra or as otherwise provided in this Agreement:

                  (i) Bancshares shall not amend its Certificate of Incorporation or Bylaws; other than pursuant to an outstanding stock option agreement or the conversion of debentures make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character to do so; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity security of its companies, or agree to do any of the foregoing, except as expressly provided herein; and

                  (ii)Bancshares shall not declare, set aside or pay any cash or stock dividend or other distribution in respect of its common stock other than regular cash dividends not to exceed $0.15 per share on a quarterly basis.

         (f) Employee Welfare Benefit Plans. CCBC agrees that its employee welfare benefit plans, as defined in Section 3(1) of ERISA, may be terminated, frozen, modified or merged into Sierra's employee welfare benefit plans as of or after the Effective Date, as determined by Sierra, in each case consistent with
Section 4980B of the Internal Revenue Code ("IRC"). On the Effective Date, CCBC employees will commence participation in Sierra's welfare benefit plans on the same terms and limitations as Sierra employees.

         (g) Shareholder Lists and Other Information. After execution hereof, Bancshares shall from time to time make available to Sierra, upon request, a list of its shareholders and their addresses, a list showing all transfers of the its common stock and such other information as Sierra shall reasonably request regarding both the ownership and prior transfers of Bancshares' common stock.

         (h) Capital Commitments and Expenditures. After the execution of this Agreement, no new capital commitments shall be entered into and no capital expenditures shall be made by CCBC, including but not limited to creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets furnished to and approved by Sierra and commitments and expenditures not exceeding $25,000 in the aggregate.

         (i) Asset Review. CCBC shall continue to engage its internal asset review examiners to identify potential losses with respect to loans and other assets on its books and who shall have reviewed all nonperforming loans, including other real estate owned, and other classified or criticized assets as of a date within the end of the month preceding the Determination Date. CCBC shall promptly provide a copy of such reports to Sierra. Between the date of this Agreement and the end of the month preceding the Determination Date, all assets of CCBC, including classified or criticized and NPAs, may be reviewed by Sierra and Sierra shall provide, not later than the last day of the month preceding the Determination Date, a report thereon to CCBC setting forth Sierra's grading or other assessment thereof (including accounting treatment and loss recognition) utilizing CCBC's regular loan/OREO review criteria consistent with GAAP and RAP. CCBC may either accept and implement Sierra's grading or other assessments (including accounting treatment and loss recognition) concerning loans or OREO, or, if it does not agree with Sierra's conclusions as set forth in the report, refer the matter for resolution by the independent loan and appraisal experts agreed to in writing by the parties (the "Independent Loan Reviewer" or "Independent Appraiser") who shall immediately review and/or appraise said loan(s) or OREO utilizing CCBC's regular loan/OREO review criteria consistent with GAAP and RAP. The parties agree that if the Independent Loan Reviewer believes it necessary to retain an Independent Appraiser (or if such an Appraiser is required by the penultimate sentence below), the selection and supervision thereof of said Appraiser shall be at the discretion and under the control of the Independent Loan Reviewer. CCBC agrees to recognize on its books and records all loan losses and record all OREO at their net realizable value (and record related OREO expenses) based on the review/appraisal by the Independent Loan Reviewer or Independent Appraiser no later than the Determination Date. Sierra and CCBC agree to accept the determinations of the Independent Loan Reviewer and Independent Appraiser. With respect to any OREO, based on all known information available from time to time, if it appears that the then current independent appraisals may not be accurate or upon request of and at the expense of Sierra, CCBC shall immediately obtain updated independent appraisals by an Independent Appraiser (utilizing CCBC's regular criteria consistent with GAAP and RAP) and provide copies of all such appraisals to Sierra. Any new or additional writedowns or OREO expenses shall be recorded immediately upon receiving any updated independent appraisal. The costs of the neutral loan reviewer shall be shared equally by the parties.

         (j) Execution of Stock Option Agreement. Concurrently with the execution of this Agreement and as a condition thereto, Bancshares shall have executed and delivered a stock option agreement (the "CCBC Stock Option Agreement") which grants to Sierra an option to acquire up to 19.9% of the issued and outstanding CCBC Shares including unconverted debentures and unexercised options to acquire CCBC Shares (including the CCBC Shares to be granted pursuant to the CCBC Stock Option Agreement upon the occurrence of certain circumstances, substantially in the form of Exhibit C hereto.

         (k) Pre-Closing Adjustments. On or before the Effective Date, CCBC shall, in a manner mutually satisfactory to the parties, establish such additional accruals and reserves consistent with GAAP and RAP as may be directed by Sierra; provided, however, that CCBC shall not be required to take such action (a) more than five days prior to the Effective Date, (b) unless Sierra agrees in writing that all conditions to closing set forth in Section 7 have been satisfied or waived, and (c) unless CCBC shall have received a written waiver by Sierra of its rights to terminate this Agreement, and no accrual or reserve made by CCBC pursuant to this Section 3.2(k) or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provisions of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

         3.3  Covenants of Sierra.

         (a) Approval by Shareholders. Sierra shall cause the Merger, the Bank Merger, this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger to be submitted promptly for the approval of its shareholders in the most expeditious manner available to cause approval of the Merger and Bank Merger at a meeting to be called and held in accordance with applicable laws. Sierra shall cause the Joint Proxy Materials (as defined in Section 6.1), when approved or otherwise deemed effective, with any amendments thereto that may, in the judgment of its counsel, be necessary or desirable, to be mailed to shareholders of Bancorp. Subject to the fiduciary duty of the Board of Directors of Bancorp, the Joint Proxy Materials shall include therein a recommendation that Bancorp shareholders vote to approve the proposed Merger. The Joint Proxy Materials shall be subject to prior approval by Sierra. In the event that such is required by applicable securities laws, Sierra shall prepare an appropriate registration statement/prospectus which CCBC shall assist with by providing such information and documents as may be required in an expeditious and timely manner. Bancorp shall hold its shareholder meeting as soon as possible but no later than March 31, 1998 unless prevented from doing so by the regulatory authorities or by delays in obtaining or conditions imposed by the Government Approvals. Subject to its continuing fiduciary duty to the shareholders of Bancorp, the members of the Board of Directors of Bancorp shall at all times prior to and during such meeting of its shareholders recommend that the transactions contemplated hereby be adopted and approved and, subject to such duty, use its reasonable best efforts to cause such adoption and approval.

         (b) Conduct of Business in the Ordinary Course.  Prior to the Effective
Date:

                  (i) In the event that Sierra undertakes any transaction or series of transactions outside the ordinary course of business prior to the Effective Date, as soon as is practicable following the determination to proceed with such a transaction or transactions, Sierra shall advise the board of directors of CCBC of such determination. For purposes of this Agreement, the "Ordinary Course" of Sierra shall consist of banking and related businesses as permitted under applicable banking laws. Unless CCBC has given its previous written consent to any act or omission to the contrary, Sierra shall, until the Effective Date, cause its officers to use their reasonable best efforts to:

                      (A) preserve its business and business organizations intact;

                      (B) preserve the good will of customers and others having business relations with it and take no action that would materially impair the benefit to the other party of the goodwill of it or the other benefits of the Merger;

                      (C) permit Walter O. Sunderman to attend and participate (but not vote) in all loan committee meetings, provided such CCBC representative may be excluded from any portion of a meeting which relates to the Merger or any examination report or response thereto, or is reasonably determined to be the subject of the attorney client privilege;

                      (D) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

                      (E) comply with all laws, regulations and decrees applicable to the conduct of its business;

                      (F) use its reasonable best efforts to keep in force at not less than its present limits all policies of insurance, including deposit insurance of the FDIC, to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                      (G) comply with all orders, agreements and memoranda of understanding with respect to it made by or with any regulatory authority of competent jurisdiction;

                      (H) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                      (I) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except for adequate value, without recourse and consistent with its customary practice; and

                      (J) not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course consistent with its established loan procedures and in compliance with FRB Regulation O.

                  (ii)It is understood and agreed by the parties hereto that any consent sought of CCBC or required by Sierra pursuant to any provision of this Agreement shall be deemed to be given following five (5) business days advanced notice by Sierra to CCBC, which notice shall include such information as CCBC shall reasonably request or unless the comments of CCBC have been addressed by Sierra.

         (c) Dividends. At or after the date hereof and at or prior to the Effective Date, except for stock dividends for which adjustments are provided in
Section 2.5 or with the prior written consent of CCBC or as otherwise provided in this Agreement, Sierra shall not declare, set aside or pay any cash dividend or other distribution in respect of its common stock other than, in the discretion of the board of directors of Sierra, regular cash dividends not to exceed $0.50 per share on an annual basis.

         (d)  Indemnification; Insurance.

              (i) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of CCBC ("Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of CCBC or any predecessor or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Date, Sierra shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Sierra; provided, however, that (1) Sierra shall have the right to assume the defense thereof and upon such assumption Sierra shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Sierra elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Sierra and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Sierra, and Sierra shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Sierra shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded; based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Sierra shall be obligated to pay for such separate counsel, (3) Sierra shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and
(4) Sierra shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 3.3(d), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Sierra thereof, provided that the failure to so notify shall not affect the obligations of Sierra under this Section 3.3(d) except to the extent such failure to notify materially prejudices Sierra. Sierra's obligations under this Section 3.3(d) continue in full force and effect for a period of four (4) years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim ("Claim") asserted or made within such period shall continue until the final disposition of such Claim and provided further that Sierra shall have the right of setoff against any payments required to be made by Sierra to an Indemnified Party pursuant to this Section 3.3(d) to the extent that such Indemnified Party shall have received the indemnification to which such Indemnified Party is entitled from an insurer under a directors' and officers' liability insurance policy maintained by CCBC or Sierra.

              (ii)Sierra, from and after the Effective Date, will directly or indirectly cause the persons who served as directors or officers of CCBC on or before the Effective Date to be covered by Sierra's existing directors' and officers' liability insurance policy (provided that Sierra may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with CCBC's directors' and officers' liability insurance policies in effect as of the Effective Date; provided that Sierra shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by CCBC for such insurance. Subject to the preceding sentence, such insurance coverage, shall commence on the Effective Date and will be provided for a period of no less than three years after the Effective Date. From the date hereof through the Effective Date and subject to the foregoing, CCBC shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and following the Effective Date Sierra shall exercise those rights which it may have to in order to commence such coverage.

              (iii) In the event Sierra or any of its successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Sierra assume the obligations set forth in this section. The provisions of this Section 3.3(d) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

Section 4.  REPRESENTATIONS AND WARRANTIES OF CCBC.

         CCBC represents and warrants to Sierra that, except as set forth in writing corresponding in number with the applicable section:

         4.1 Corporate Status and Power to Enter Into Agreements. (i) Bancshares is a corporation duly incorporated, validly existing under Delaware law and in good standing under the laws of the states of Delaware and California, (ii) subject to the Government Approvals and to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Bancshares, CCBC has all necessary corporate power to enter into this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) CPB is a California banking corporation duly licensed by the Commissioner to engage in the business of commercial banking in California at its principal office in Vacaville, California and at its branch offices and (iv) neither Bancshares nor CPB is subject to any order of the FRB, the FDIC, the Commissioner or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of CCBC nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. CPB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

         4.2 Articles, Bylaws, Books and Records. The copies of the Certificate of Incorporation of Bancshares, Articles of Incorporation of CPB and Bylaws of CCBC heretofore delivered to Sierra are complete and accurate copies thereof as in effect on the date hereof. The minute books of CCBC made available to Sierra contain a complete and accurate record of all meetings of CCBC's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of CCBC fairly reflect the material transactions to which CCBC is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

         4.3 Compliance With Laws, Regulations and Decrees. CCBC (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank other than where such noncompliance or default is not likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on CCBC taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of CCBC as now being conducted.

         4.4 Capitalization. As of October 31, 1997, the authorized capital stock of Bancshares consists of 4,000,000 CCBC Shares, $0.10 par value, of which 1,096,331 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding, 1,000,000 shares of preferred stock none of which is outstanding. Said stock has been issued in compliance with all applicable securities laws. As of October 31, 1997, there were outstanding $2,503,000 of Bancshares debentures ("Bancshares Debentures") convertible into 196,314 CCBC Shares. There are currently outstanding options to purchase 129,036 CCBC Shares, at a weighted average exercise price of $10.82 per share, issued pursuant to its 1990 and 1993 Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate Bancshares to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Sierra common stock or any other equity security of Bancshares, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Bancshares common stock or any other equity security of Bancshares. The outstanding common stock of Bancshares has been duly and validly registered with the SEC pursuant to the 1934 Act, to the extent required thereunder

         4.5 Equity Interest in Any Entity. Except as collateral for outstanding loans held in its loan portfolio and its ownership of CPB and its wholly owned subsidiary, CCBC does not own, directly or indirectly, any equity interest in any bank, corporation or other entity.

         4.6 Financial Statements, Regulatory Reports. No financial statement or other document to be provided to Sierra by CCBC under this Agreement, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. CCBC has filed all material documents and reports required to be filed by it with the SEC, the FRB, the FDIC, the Commissioner and any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to CCBC required by governmental authorities and regulatory agencies having jurisdiction over either Bancshares or CPB have been taken, including compliance with any of the FRB, the FDIC or the Commissioner in their most recent Reports of Examination. CCBC's composite CAMELS rating in its most recent Reports of Examination is a "1" or a "2" and its CRA rating is "outstanding" or "satisfactory' and CCBC has not been notified formally or informally that such ratings may be changed by any bank regulatory agency having authority over CCBC. CCBC has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, where such non-compliance or default is likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on CCBC taken as a whole, or (ii) threatening to revoke any license, franchise, permit or governmental authorization. CCBC has paid all assessments made or imposed by any governmental agency. CCBC has delivered to Sierra copies of all annual management letters and opinions, and has made available to Sierra for inspection all reviews, correspondence and other documents in the files of CCBC prepared by its independent accounting firm delivered to CCBC since December 31, 1996. The financial records of CCBC have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by CCBC in the operation of its business to generate and retrieve its financial records are adequate for the current needs of CCBC.

         4.7  Tax Returns.

                  (i) CCBC has timely filed (taking into account any  extensions duly  obtained)  all  federal,  state,  county,  local and  foreign  tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information was, when filed, complete and accurate in all material respects. CCBC has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, shown on such returns as due, except those that are being contested in good faith, which contested matters have been disclosed to Sierra and are disclosed on Schedule 4.7 hereto. CCBC has not been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. Other than as disclosed in writing to Sierra, there are no claims pending against CCBC for any alleged deficiency in the payment of any taxes, and no officer of CCBC responsible for tax matters knows of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. As to such tax claims, CCBC has accrued on its books an amount that is believed to be sufficient to pay all such taxes, including interest and penalties that may be due, and has reduced tangible shareholders' equity by such amount. There has been no event, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Article XIII.A of the California Constitution, of any real property owned in whole or in part by CCBC or to CCBC's knowledge, of any real property leased by CCBC.

                  (ii)CCBC has delivered to Sierra copies of all its income and franchise tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1995 and 1996.

                  (iii) No consent has been filed  relating to CCBC  pursuant to
Section 341(f) of the IRC.

         4.8 Material Adverse Change. Except as heretofore disclosed in writing by CCBC to Sierra, since December 31, 1996, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of CCBC (whether or not in the Ordinary Course), (ii) no change in any of the assets, licenses, permits or franchises of CCBC that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of CCBC, except in the Ordinary Course; and (v) no disposition by CCBC of one or more assets that, individually or in the aggregate, are material to CCBC, except sales of assets in the Ordinary Course.

         4.9 No Undisclosed Liabilities. Except as previously disclosed and except for items for which reserves have been established or accrued and recorded in the audited balance sheets of CCBC as of December 31, 1996, CCBC has not incurred or discharged, and is not legally obligated with respect to any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), which would have a material effect on the capital or earnings of CCBC other than as a result of operations in the Ordinary Course after such date. No agreement pursuant to which any loans or other assets have been or will be sold by CCBC entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the seller, to cause CCBC to repurchase such loan or other asset or the buyer to pursue any other form of recourse against CCBC. CCBC has not knowingly made and shall not make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. Other than regular quarterly dividends, no cash, stock or other dividend or any other distribution with respect to the stock of CCBC has been declared, set aside or paid, nor have any shares of the stock of CCBC been purchased, redeemed or otherwise acquired, directly or indirectly, by CCBC since December 31, 1996.

         4.10  Properties and Leases.

         (a) CCBC has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the CCBC balance sheet as of December 31, 1996 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since December 31, 1996, in the Ordinary Course), except (i) liens for taxes or assessments not delinquent, (ii) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the CCBC balance sheet as of December 31, 1996, or as currently shown on the books and records of CCBC and which do not interfere with or impair its present and continued use, (iii) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to Sierra. All tangible properties of CCBC conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of CCBC are in a good state of maintenance and repair and are adequate for the current business of CCBC. No properties of CCBC, and, to CCBC's knowledge, no properties in which it holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To CCBC's knowledge, CCBC does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respect with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by CCBC, CCBC has not controlled, directed or participated in the operation or management of any such asset or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such asset under applicable environmental laws.

         (b) All properties held by CCBC under leases are held by it under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of CCBC, and CCBC enjoys quiet and peaceful possession of such leased property. CCBC is not in default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

         (c) Except as disclosed to Sierra in writing, all of CCBC's rights and obligations under the leases referred to in Section (b) above do not require the consent of any other party to the transactions contemplated by this Agreement and the Merger Agreements. Where required, CCBC shall obtain, prior to the Effective Date, the consent of all parties to any such transaction.

         4.11 Material Contracts. Except as previously disclosed to Sierra in writing and excluding loans, lines of credit, loan commitments or letters of credit to which CCBC is a party, CCBC is not a party to or bound by any contract or other agreement made in the Ordinary Course which involves aggregate future payments by or to CCBC of more than $25,000 and which is made for a fixed period expiring more than one year from the date hereof, and CCBC is not a party to or bound by any agreement not made in the Ordinary Course which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to Sierra pursuant to this Section is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no material breach or default (and no condition which, with notice or passage of time, or both, could become a material breach or default) exists with respect thereto.

         4.12 Loans. CCBC has disclosed to Sierra in writing prior to the date hereof, and will promptly inform Sierra of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of CCBC, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency or the Commissioner as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). CCBC has furnished and will continue to furnish to Sierra true and accurate information concerning the loan portfolio of CCBC, and no material information with respect to the loan portfolio has been or will be withheld from Sierra. All loans and investments of CCBC are legal, valid and binding obligations enforceable in accordance with its terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to Sierra in writing or reserved for in the balance sheet of CCBC as of September 30, 1997, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. CCBC does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of CCBC.

         4.13 Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course, none of the investments reflected in the CCBC unaudited balance sheet as of September 30, 1997, and none of the investments made by CCBC since September 30, 1997, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of CCBC to freely dispose of such investment at any time except as restricted by any applicable banking, securities or government regulations.

         4.14  Employment Contracts and Benefits.

         (a) CCBC shall deliver to Sierra an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of CCBC (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any, together with copies of all such plans, agreements, arrangements and commitments that are documented, any and all contracts of employment and has made available to Sierra any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such plans and contracts.

         (b) All contributions, premiums or other payments due from CCBC to (or under) any plan listed in subsection (a) have been fully paid or adequately provided for through periodic accruals or otherwise on its unaudited financial statements for the period ended September 30, 1997. Except as previously discussed, all accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

         (c) To CCBC's actual knowledge without conducting due diligence, each plan listed in subsection (a) complies with all material requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

         (d) To CCBC's actual knowledge without conducting due diligence, each plan listed in subsection (a) complied with all material requirements of the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations thereunder.

         (f) CCBC has heretofore disclosed in writing to Sierra the names of each director, officer and employee of CCBC.

         4.15 Compliance with ERISA. CCBC has not, since its inception, either maintained or contributed to an employee pension benefit plan, as defined in
Section  3(2)  of  ERISA,   including   multi-employer  plans,  other  than  the
Continental Pacific Bank Profit Sharing Plan (the "CCBC Plan") which was originally adopted by CCBC on November 1, 1988 and amended and restated as of January 1, 1996, and a true and accurate copy of which has been provided to Sierra. With respect to the CCBC Plan and its related trust (the "CCBC Trust"), as of the Effective Date to CCBC's actual knowledge based upon written communication from the California Bankers Association ("CBA") and any agents of the CBA responsible for oversight of the CCBC Plan and the CCBC Trust, (i) the CCBC Plan will in all material respects be (and currently is) in compliance with all the applicable requirements of Section 401(a) of the IRC, and the CCBC Trust will be exempt from income tax under Section 501(a) of the IRC; (ii) the CCBC Plan is a adaptation of a prototype document which has received a favorable opinion letter from the IRS, the qualified status of the CCBC Plan as adopted, under Section 401(a) of the IRC will be determined upon the filing with the IRS of a request for a favorable determination to be made before September 26, 1991, or such other date prescribed by the IRS, and the IRS has not raised any question on audit or otherwise with respect to the qualified status of the CCBC Plan or the CCBC Trust prior to the Effective Date; (iii) CCBC shall not have amended the CCBC Plan or administered the CCBC Plan in such a manner that would preclude the issuance of a favorable Determination Letter to the CCBC Plan and Trust; (iv) no contributions have exceeded the limitations set forth in Section 415 of the IRC; (v) all required and necessary filings with the IRS, Department of Labor and any other governmental agencies with respect to the CCBC Plan and CCBC Trust for all periods ending at or prior to the Effective Date will have been made on a timely basis by CCBC and the plan administrator; (vi) with respect to participation of CCBC employees in the CCBC Plan, there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of Section 4975 of the IRC; and (vii) with respect to participation of CCBC employees in the CCBC Plan, there shall have been no action, claim or demand of any kind known to CCBC brought or threatened by any potential claimant or representative of such claimant under the CCBC Plan or CCBC Trust where CCBC may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in CCBC's September 30, 1997 unaudited financial statements or an insurer of CCBC has agreed to defend against and pay the amount of any resulting liability without reservation.

         4.16 Collective Bargaining and Employment Agreements. Except as provided in this Agreement or as previously disclosed to Sierra in writing, CCBC does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by CCBC and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between CCBC and any current or former employees, and to CCBC's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

         4.17 Compensation of Officers and Employees. Except as previously disclosed to Sierra in writing, (i) no officer or employee of CCBC is receiving aggregate direct remuneration at a rate exceeding $60,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CCBC or Sierra to any employee of CCBC.

         4.18 Legal Actions and Proceedings. Except as previously disclosed to Sierra in writing, CCBC is not a party to, or so far as either of them is aware, threatened with, and to CCBC's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and CCBC is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by CCBC of any amount in excess of $50,000, unless an insurer of CCBC has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by CCBC of a monetary amount, which could materially adversely affect CCBC or its business or property or the transactions contemplated hereby. CCBC has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to CCBC's knowledge, threatened against CCBC.

         4.19  Execution and Delivery of the Agreements.

         (a) The execution and delivery of this Agreement have been duly authorized by the Boards of Directors of CCBC and, when the Merger, this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger have been or will be duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Bancshares common stock at a meeting of shareholders duly called and held, the Merger, this Agreement and the Merger Agreements will be duly and validly authorized by all necessary corporate action on the part of CCBC.

         (b) This Agreement has been duly executed and delivered by CCBC and (assuming due execution and delivery by Sierra) constitutes, and the Bank Merger Agreement and the Agreement and Plan of Merger upon execution and delivery by CCBC (and assuming due execution and delivery by Sierra) will constitute, legal and binding obligations of CCBC in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditor's rights and remedies generally.

         (c) The execution and delivery by CCBC of this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger and the consummation of the transactions herein and therein contemplated (i) do not violate any provision of the Certificate of Incorporation of Bancshares, the Articles of Incorporation of CPB or Bylaws of CCBC or, to CCBC's knowledge, any provision of federal or state law or any governmental rule or regulation (assuming (A) receipt of the Government Approvals, (B) receipt of the requisite Bancshares shareholder approval, (C) due registration of the Sierra Shares under the Securities Act of 1933, as amended ("1933 Act"), (D) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (E) accuracy of the representations of Sierra set forth herein), and (ii) to CCBC's knowledge, do not require any consent of any person except as contemplated herein, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which CCBC is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which CCBC is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of CCBC.

         4.20 Retention of Broker or Consultant. Other than Van Kasper and Company, no broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by CCBC or is entitled to be paid based upon any agreements, arrangements or understandings made by CCBC in connection with any of the transactions contemplated by this Agreement or the Merger Agreements. Van Kasper and Company will render an opinion regarding the fairness of the Merger from a financial point of view. CCBC shall provide Sierra with a true and accurate copy of its agreement(s) with such firm. Except as previously disclosed, all costs related to such opinion shall be paid or accrued prior to the Effective Date.

         4.21 Insurance. CCBC is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by California commercial banks, and all of the insurance policies and bonds maintained by CCBC are in full force and effect, CCBC is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of CCBC, such insurance coverage is adequate for CCBC. Except as disclosed to Sierra in writing, there has not been any damage to, destruction of, or loss of any assets of CCBC not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of CCBC.

         4.22 Loan Loss Reserves. To the knowledge of CCBC's management, the allowance for loan losses as of the Effective Date will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries.

         4.23 Transactions With Affiliates. Except as may arise in the Ordinary Course, CCBC has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of CCBC, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. CCBC has not entered into any other transactions with the employees or directors of CCBC or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to Sierra. Any such transactions have been on terms no less favorable to CCBC than those which would prevail in an arms-length transaction with an independent third party.

         4.24 Information in Sierra Registration Statement. The information pertaining to CCBC which has been or will be furnished to Sierra for or on behalf of CCBC for inclusion in the Sierra Registration Statement and the Joint Proxy Materials, or in the applications to be filed to obtain the Government Approvals ("Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of CCBC included in the Joint Proxy Materials will present fairly the financial condition and results of operations of CCBC at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. CCBC shall promptly advise Sierra in writing if prior to the Effective Date CCBC shall obtain knowledge of any facts that would make it necessary to amend or supplement the Sierra Registration Statement, the Joint Proxy Materials or the Applications, in order to make the statements therein not misleading or to comply with applicable law.

         4.25 Pooling of Interests. CCBC knows of no reason relating to it or any of its subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         4.26 Derivatives Contracts; Structured Notes; Etc. Except as previously disclosed, CCBC is not a party to nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") nor does it own securities that (1) are referred to generically as "structured notes," high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidelines, and previously disclosed in writing to Sierra. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of CCBC enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. CCBC has duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to CCBC's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect.

         4.27 Accuracy of Representations and Warranties. No representation or warranty by CCBC, and no statement by CCBC in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Sierra; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

Section 5.  REPRESENTATIONS AND WARRANTIES OF SIERRA.

         Sierra represents and warrants to CCBC that, except as set forth in writing corresponding in number to the appropriate section:

         5.1 Corporate Status and Power to Enter Into Agreements. (i) Bancorp is a corporation duly incorporated, validly existing and in good standing under California law, and is a registered bank holding company under the BHCA, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the Commissioner, the FDIC and, unless waived, the FRB, Sierra has all necessary corporate power to enter into this Agreement and the Merger Agreements and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) Sierra Bank is a California banking corporation duly licensed by the Commissioner to engage in the commercial banking business as now conducted by it, and (iv) neither Sierra nor any of its subsidiaries is subject to any order of the FRB, the FDIC, the Commissioner or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Sierra nor the location of its properties requires it to be licensed to do business in any jurisdictions other than states of California and Nevada. Sierra Bank's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

         5.2 Articles, Bylaws, Books and Records. The copies of the Articles of Incorporation and Bylaws of Sierra made available to CCBC are complete and accurate copies thereof as in effect on the date hereof. The minute books of Sierra contain a complete and accurate record of all meetings of Sierra's Boards of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Sierra fairly reflect the material transactions to which Sierra is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

         5.3 Compliance With Laws, Regulations and Decrees. Sierra (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of Sierra or is not likely to otherwise have a material adverse effect on Sierra taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be to filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of Sierra as now being conducted.

         5.4 Capitalization. As of October 31, 1997, the authorized capital stock of Sierra consists of 10,000,000 shares of Sierra common stock, no par value, of which 4,088,659 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding, 9,800,000 shares of preferred stock none of which is outstanding, 200,000 shares of series A preferred stock none of which are issued or outstanding. Said stock has been issued in compliance with all applicable securities laws. There are currently outstanding options to purchase 345,383 shares of Sierra common stock, at a weighted average exercise price of $11.56 per share, issued pursuant to its 1988 and 1996 Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Sierra has adopted a Board of Directors Deferred Compensation and Stock Award Plan under which the members of Sierra's Board of Directors can elect to defer earned director compensation and take such compensation upon retirement from the Board either in the form of Sierra Shares or in cash. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate Sierra to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Sierra common stock or any other equity security of Sierra, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Sierra common stock or any other equity security of Sierra. The outstanding common stock of Sierra has been duly and validly registered with the SEC pursuant to the 1934 Act, to the extent required thereunder.

         5.5 Financial Statements, Regulatory Reports. No financial statement or other document to be provided to CCBC by Sierra under this Agreement, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Sierra has filed all material documents and reports required to be filed by it with the FDIC, the Commissioner, the FRB, the SEC and any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to Sierra required by governmental authorities and regulatory agencies having jurisdiction over either Bancorp or Sierra Bank have been taken, including compliance with any of the FRB, the FDIC or the Commissioner in their most recent Reports of Examination. Sierra's composite CAMELS rating in its most recent Reports of Examination is a "1" or a "2" and its CRA rating is "outstanding" or "satisfactory' and Sierra has not been notified formally or informally that such ratings may be changed by any bank regulatory agency having authority over Sierra. Sierra has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof
(i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization of Sierra. Sierra has paid all assessments made or imposed by any governmental agency. Sierra has delivered to CCBC copies of all annual management letters and opinions, and has made available to CCBC for inspection all reviews, correspondence and other documents in the files of Sierra prepared by Deloitte & Touche or any other certified public accountant engaged by Sierra and delivered to Sierra since December 31, 1996. The financial records of Sierra have been, are being and shall be maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Sierra in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Sierra.

         5.6  Tax Returns.

         (a) Sierra has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by each of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. Sierra has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to CCBC. Except as set forth below, neither Sierra nor any of its subsidiaries has been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by either of them for any period. Except as set forth below, there are no claims pending against Sierra or any of its subsidiaries for any alleged deficiency in the payment of any taxes, and Sierra does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes.

         (b) No consent has been filed relating to Sierra pursuant to Section 341(f) of the IRC.

         5.7 Material Adverse Change. Except as heretofore disclosed in writing by Sierra to CCBC, since September 30, 1997, there has been no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Sierra (whether or not in the Ordinary Course).

         5.8 Legal Actions and Proceedings. Except as previously disclosed to CCBC in writing, Sierra is not a party to, or so far as either of them is aware, threatened with, and to Sierra's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and Sierra is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by Sierra of any amount in excess of $200,000, unless an insurer of Sierra has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Sierra of a monetary amount, which could materially adversely affect Sierra or its business or property or the transactions contemplated hereby. Sierra has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the knowledge of Sierra, threatened against Sierra.

         5.9  Execution and Delivery of the Agreement.

         (a) The execution and delivery of this Agreement have been duly authorized by the Boards of Directors of Sierra and, when the Merger, this Agreement, the Bank Merger Agreement and the Agreement and Plan of Merger have been or will be duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Bancorp common stock at a meeting of shareholders duly called and held, the Merger, this Agreement and the Merger Agreements will be duly and validly authorized by all necessary corporate action on the part of Sierra.

         (b) This Agreement has been duly executed and delivered by Sierra and (assuming due execution and delivery by CCBC) constitutes, and the Merger Agreements, upon execution and delivery by Sierra (and assuming due execution and delivery by CCBC) will constitute, legal and binding obligations of Sierra in accordance with its terms.

         (c) The execution and delivery by Sierra of this Agreement and the Merger Agreements and the consummation of the transactions herein and therein contemplated (i) do not violate any provision of the Articles of Incorporation or Bylaws of Sierra or, to Sierra's knowledge, any provision of federal or state law or any governmental rule or regulation (assuming (A) receipt of the Government Approvals, (B) due registration of the Sierra Shares under the 1933 Act, (C) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (D) accuracy of the representations of CCBC set forth herein), and (ii) to Sierra's knowledge, do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Sierra is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Sierra is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Sierra.

         5.10 No Undisclosed Liabilities. Except for items for which reserves have been established in the audited balance sheets of Sierra as of December 31, 1996, Sierra has not incurred or discharged, and is not legally obligated with respect to any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), which would have a material effect on the capital or earnings of Sierra other than as a result of operations in the Ordinary Course after such date. No agreement pursuant to which any loans or other assets have been or will be sold by Sierra entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the seller, to cause Sierra to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Sierra. Sierra has not knowingly made and shall not make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. Other than regular quarterly cash dividends by Sierra, no cash, stock or other dividend or any other distribution with respect to the stock of Sierra has been declared, set aside or paid, nor have any shares of the stock of Sierra been purchased, redeemed or otherwise acquired, directly or indirectly, by Sierra since December 31, 1996.

         5.11 No Material Environmental Liabilities. To Sierra's knowledge, Sierra does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respect with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment the liability of remediation for which would cause a material adverse change in the capital or earnings of Sierra.

         5.12 No Material Liabilities Under ERISA. No governmental agency or claimant or representative of such claimant have alleged a material violation of ERISA by Sierra the liability for which, if adversely determined, would result in a material adverse change in the capital or earnings of Sierra.

         5.13 Retention of Broker or Consultant. Other than NationsBanc Montgomery Securities, Inc., no broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by Sierra or is entitled to be paid based upon any agreements, arrangements or understandings made by Sierra in connection with any of the transactions contemplated by this Agreement or the Merger Agreements. NationsBanc Montgomery Securities, Inc. will render an opinion regarding the fairness of the Merger from a financial point of view.

         5.14 Loan Loss Reserves. To the knowledge of Sierra's management, the allowance for loan losses in the Sierra balance sheet dated September 30, 1997, and as of the Effective Date are and will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries, including compliance with the comments of the FDIC in its most recent Report of Examination.

         5.15 Information in Sierra Registration Statement. The information pertaining to Sierra which has been or will be furnished for or on behalf of Sierra for inclusion in the Sierra Registration Statement or the Joint Proxy
Materials, or in the Applications, does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of Sierra included in the Joint Proxy Materials will present fairly the financial condition and results of operations of Sierra at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Sierra shall promptly advise CCBC in writing if prior to the Effective Date Sierra shall obtain knowledge of any facts that would make it necessary to amend the Sierra Registration
Statement, the Joint Proxy Materials or any Application, or to supplement the prospectus, in order to make the statements therein not misleading or to comply with applicable law.

         (a) Pooling of Interests. Sierra knows of no reason relating to it or any of its subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

         5.16 Equity Interest in Any Entity. Except as collateral for outstanding loans held in its loan portfolio and its ownership of Sierra Bank, Bancorp does not own, directly or indirectly, any equity interest in any bank, corporation or other entity.

         5.17 Loans. Sierra has disclosed to CCBC in writing prior to the date hereof, and will promptly inform CCBC of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of Sierra, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency or the Commissioner as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Sierra has furnished and will continue to furnish to CCBC true and accurate information concerning the loan portfolio of Sierra, and no material information with respect to the loan portfolio has been or will be withheld from CCBC. All loans and investments of Sierra are legal, valid and binding obligations enforceable in accordance with its terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to CCBC in writing or reserved for in the balance sheet of Sierra as of September 30, 1997, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Sierra does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Sierra.

         5.18 Derivatives Contracts; Structured Notes; Etc. Except as previously disclosed, Sierra is not a party to nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") nor does it own securities that (1) are referred to generically as "structured notes," high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidelines, and previously disclosed in writing to CCBC. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Sierra enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Sierra has duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Sierra's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect.

         5.19 Accuracy of Representations and Warranties. No representation or warranty by Sierra, and no statement by Sierra in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to CCBC; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

Section 6.  SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.

         6.1 Preparation and Filing of Registration Statement. Sierra shall promptly prepare and file with the SEC a registration statement on the appropriate form (the "Sierra Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering the Sierra Shares to be issued in the Acquisition. Sierra and CCBC shall promptly prepare joint proxy materials (the "Joint Proxy Materials") for the purpose of submitting this Agreement, the Bank Merger and the Agreement and Plan of Merger to the respective shareholders of Sierra and CCBC for approval. Sierra and CCBC shall cooperate in all reasonable respects with regard to the preparation of the Sierra Registration Statement and the Joint Proxy Materials. The Joint Proxy Materials in definitive form are expected to serve as the prospectus to be included in the Sierra Registration Statement. Sierra and CCBC shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Sierra Registration Statement or the Joint Proxy Materials, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Sierra Registration Statement and the Joint Proxy Materials.

         6.2 Effectiveness of Registration Statement and Listing of Shares. Sierra and CCBC shall use their commercially reasonable efforts to have the Sierra Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter CCBC shall distribute the Proxy Materials to holders of its common stock in accordance with applicable laws. Sierra shall use commercially reasonable efforts to cause the Sierra Shares issued to effect the Merger to be approved for listing on the Nasdaq National Market System when such Sierra Shares are issued to Bancshares' shareholders.

         6.3 Sales and Resales of Common Stock. Sierra shall not be required to maintain the effectiveness of the Sierra Registration Statement for the purpose of sale or resale of the Sierra Shares by any person.

         6.4 Rule 145 and Related Matters. At Sierra's option, securities representing Sierra Shares issued to "affiliates", as that term is defined in the 1933 Act, of CCBC (as determined by counsel to Sierra and CCBC) under Rule 145 of the Rules and Regulations under the 1933 Act pursuant to the Merger Agreements will be subject to stop transfer orders and will bear a restrictive legend in substantially the following form:

                  "The Securities Represented by this Certificate Have been Issued in a Transaction to Which Rule 145 Promulgated under the Securities Act of 1933, as Amended, Applies and May Only Be Sold or Otherwise Transferred in Compliance with the Requirements of Rule 145 or Pursuant to an Effective Registration Statement under Said Act or in a Transaction Which, in the Opinion of Counsel Satisfactory to the Issuer, satisfies an Exemption from Such Registration."

Should any opinion of counsel described in the foregoing legend indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, Sierra will upon request substitute unlegended securities and remove any stop transfer orders.

Section 7.  CONDITIONS TO THE OBLIGATIONS OF SIERRA.

         The obligations of Sierra under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of Sierra at any time at or prior to the Effective Date:

         7.1 Representations and Warranties. The representations and warranties of CCBC in Section 4 hereof shall be true and correct in all material respects on and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to an earlier date.

         7.2 Compliance and Performance Under Agreement. CCBC shall have performed and complied in all material respects with all terms of this Agreement and the Merger Agreements required to be performed or complied with by it at or prior to the Effective Date.

         7.3 Material Adverse Change. No materially adverse change shall have occurred since September 30, 1997, in the business, financial condition or results of operations of CCBC and CCBC shall not be a party to or, so far as CCBC is aware, threatened with, and to CCBC's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any Government agency if, in the reasonable judgment of Sierra, such legal action or proceeding could materially adversely affect CCBC, or its business, financial condition or results of operations.

         7.4 Approval of Agreement. The Merger, this Agreement and the Merger Agreements shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Sierra Shares and CCBC Shares.

         7.5 Officer's Certificate. Sierra shall have received a certificate, dated the Effective Date, signed on behalf of CCBC by the respective Presidents and Chief Financial Officers of Bancshares and CPB to the effect that the conditions in Sections 7.1-7.4 have been satisfied.

         7.6 Opinion of Counsel. CCBC shall have delivered to Sierra such documents as may reasonably be requested by Sierra to evidence compliance by CCBC with the provisions of this Agreement and the Merger Agreements, including an opinion of its counsel in a form substantially as set forth on Exhibit 7.6.

         7.7 Absence of Legal Impediment. On the Effective Date, there shall be an absence of: (a) any suit, action or proceeding, or order against CCBC or Sierra with respect to any part of this Agreement, or the Merger, or challenging, enjoining, or otherwise affecting the consummation of the Merger which, in the opinion of counsel for Sierra, materially affects the Merger or the consummation of this Agreement; or (b) any pending or threatened action or proceeding by the United States Department of Justice or other federal governmental agency seeking to enjoin, prohibit or otherwise impede the Merger; or (c) a banking moratorium or other suspension of payment by banks in the United States or any general limitation on extension of credit by lending banks in the United States.

         7.8 Effectiveness of Registration Statement. The Sierra Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreements shall have been received.

         7.9 Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Governmental Approval shall have been satisfied; provided, however, that no Government
Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which Sierra in its reasonable judgment shall deem to be materially burdensome (in which case Sierra shall promptly notify CCBC). For purposes of this Agreement no condition shall be deemed to be "materially burdensome" if such condition does not materially differ from conditions regularly imposed by the FRB, the Commissioner, or FDIC in orders approving transactions of the type contemplated by this Agreement and compliance with such condition would not:

         (a) require the taking of any action inconsistent with the manner in which Sierra or CCBC has conducted its business previously;

         (b) have a material adverse effect upon the business, financial condition or results of operations of Sierra or CCBC; or

         (c) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

         7.10 Tax Opinion. Sierra and CCBC shall have received an opinion of counsel or accountants satisfactory to both parties, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to both parties, substantially to the effect that under federal income tax law and California income and franchise tax law:

         (a) The Merger will qualify as a "reorganization" within the meaning of Internal Revenue Code Section 368(a)(1)(A);

         (b) Except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of CCBC Shares who receive Sierra Shares in exchange for the CCBC Shares which they hold;

         (c) The holding period of Sierra Shares exchanged for CCBC Shares (including any fractional share prior to its conversion into cash) will include the holding period of the CCBC Shares for which they are exchanged, assuming the shares of CCBC Shares are capital assets in the hands of the holder thereof at the Effective Date;

         (d) The basis of the Sierra Shares received in the exchange will be the same as the basis of the CCBC Shares for which they are exchanged, less any basis attributable to fractional shares for which cash is received;

         (e) No gain or loss will be recognized by Bancshares or CPB in connection with the Merger or the Bank Merger;

         (f) Any cash received by a shareholder of CCBC in lieu of a fractional share will, to the extent such share was a capital asset in the hands of the CCBC shareholder, result in recognition of capital gain or loss by such shareholder measured by the difference between the cash received and the basis of such fractional share;

         (g) Provided the options to buy Sierra Shares are not actively traded on an established market, no gain or loss will be recognized by the holders of nonqualified options to buy CCBC Shares upon the conversion of those options into nonqualified options to buy Sierra Shares under the same terms and conditions as in effect immediately prior to the proposed transaction;

         (h) No gain or loss will be recognized by the holders of incentive stock options to buy CCBC Shares upon the conversion of those options into incentive stock options to buy Sierra Shares under the same terms and conditions as in effect immediately prior to the proposed transaction;

         (i) A CCBC shareholder who dissents to the transaction and receives cash in exchange for the shareholder's CCBC Shares will be treated as having received a distribution in redemption of the shareholder's CCBC Shares, subject to the provisions and limitations of Section 302. Where, as a result of such distribution, the shareholder owns no Sierra Shares, either directly or by reason of Section 318, and provided the CCBC Shares were capital assets in such shareholder's hands, the redemption will result in the recognition of capital gain or loss by such shareholder measured by the difference between the amount of cash received and the adjusted basis of the CCBC Shares surrendered; and

         (j) No gain or loss will be recognized (and no amount will be included in income) by a holder of CCBC convertible debentures (whether or not such holder also holds CCBC Shares) upon the assumption of such debentures by Sierra.

         7.11 Unaudited Financials. Not later than the Determination Date, CCBC shall have furnished Sierra a copy of its most recently prepared unaudited consolidated financial statements for the period beginning January 1, 1997 and ending the month end immediately preceding the Determination Date, including a balance sheet and statement of income of CCBC for that period.

         7.12 Rule 145 Undertaking. Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of CCBC shall have delivered to Sierra, as soon as practicable after the date of this Agreement, and prior to the date of the shareholder meeting called by Bancshares to approve this Agreement, a written agreement, in the form of
Exhibit 7.12 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any Sierra Shares to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding any other provision of this Agreement, no certificate for Sierra Shares shall be delivered in exchange for CCBC Shares held by any such "affiliate" who shall not have executed and delivered such an agreement.

         7.13 Closing Documents. Sierra shall have received such certificates and other closing documents as counsel for Sierra shall reasonably request.

         7.14 Consents. CCBC shall have received, or Sierra shall have satisfied itself that CCBC will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to CCBC, in each case in form and substance reasonably satisfactory to Sierra, and no such consent or license or permit shall have been withdrawn or suspended.

         7.15 Shareholder Agreements. All directors of CCBC shall have entered into a shareholder's agreement in the form attached hereto as Exhibit 7.15
contemporaneously   with  the   execution  of  this   Agreement  by  which  such
shareholders agree to vote their shares and any shares over which such shareholders have voting authority in favor of the Merger and further agreeing, to the extent permitted by law and the bylaws of CCBC, to vote in favor of the Merger by consent solicitation.

         7.16 Noncompetition Agreements. All existing non-employee directors of CCBC shall have entered into a written agreement not to engage in a business competitive to that of Sierra or CCBC in Solano, Sacramento and Contra Costa Counties for a period of three years from the closing of the Acquisition. Restricted activities shall include participation in organizing or any stock ownership in a new bank, acquisition of equity securities of any competing bank that has operations within the aforementioned counties with less than $5 billion of assets or acting as a director of any competing institution within such area for such period; provided that this provision shall not preclude the acquisition of such securities if the securities so acquired do not exceed in the aggregate the lesser of $50,000 in market value at the time of acquisition or 1% of the outstanding equities of the competing bank.

         7.17 Fairness Opinion. The Board of Directors of Bancorp shall have received an opinion of its financial advisor to the effect that the terms of the Merger are fair, from a financial point of view, to Bancorp and its shareholders.

         7.18 Pooling of Interests. Prior to the Effective Date, Sierra shall have received a written opinion from Deloitte & Touche that the Merger will qualify for pooling of interests accounting treatment. In making its determination that the Merger will qualify for such treatment, Deloitte & Touche shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of dissenting shares.

         7.19 Resignations. Sierra shall have received resignations of all of the directors of CCBC, which resignations shall be effective on the Effective Date.

Section 8.  CONDITIONS TO THE OBLIGATIONS OF CCBC.

         The obligations of CCBC under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Date of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of Bancshares at any time at or prior to the Effective Date:

         8.1 Representations and Warranties. The representations and warranties of Sierra in Section 5 hereof shall be true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically related to an earlier date.

         8.2 Compliance and Performance Under Agreement. Sierra shall have performed and complied in all material respects with all of the terms of this Agreement and the Merger Agreements required to be performed or complied with by them at or prior to the Effective Date.

         8.3 Material Adverse Change. No materially adverse change shall have occurred since September 30, 1997, in the business, financial condition, results of operations or properties of Sierra and its subsidiaries taken as a whole, and Sierra shall not be engaged in, or a party to or so far as Sierra is aware, threatened with, and to Sierra's knowledge no grounds shall exist for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of CCBC, such legal action or proceeding could materially adversely affect Sierra or its business, financial condition, results of operations or assets.

         8.4 Approval of Agreement. The Merger, this Agreement and the Merger Agreements shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding Sierra Shares and CCBC Shares.

         8.5 Officer's Certificate. CCBC shall have received a certificate, dated the Effective Date, signed on behalf of Sierra by the respective Presidents and Chief Financial Officers of Bancorp and Sierra Bank, certifying to the fulfillment of the conditions stated in Sections 8.1-8.4 hereof.

         8.6 Opinion of Counsel. Sierra shall have delivered to CCBC such documents as may reasonably be requested by CCBC to evidence compliance by Sierra with the provisions of this Agreement and the Merger Agreements, including an opinion of its counsel in a form substantially as set forth on
Exhibit 8.6.

         8.7 Absence of Legal Impediment. On the Effective Date, there shall be an absence of: (a) any suit, action or proceeding, or order against CCBC or Sierra with respect to any part of this Agreement, or the Merger, or challenging, enjoining, or otherwise affecting the consummation of the Merger which, in the opinion of counsel for CCBC, materially affects the Merger or the consummation of this Agreement; or (b) any pending or threatened action or proceeding by the United States Department of Justice or other federal governmental agency seeking to enjoin, prohibit or otherwise impede the Merger; or (c) a banking moratorium or other suspension of payment by banks in the United States or any general limitation on extension of credit by lending banks in the United States.

         8.8 Effectiveness of Registration Statement. The Sierra Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of the Sierra Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreements shall have been received.

         8.9 Government Approvals. The Government Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by law or by any such approval shall have been satisfied; provided, however that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present business or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which CCBC in its reasonable judgment shall deem to be materially burdensome (in which case CCBC shall promptly notify Sierra).

         8.10 Tax Opinion or Ruling. Sierra and CCBC shall have received the opinion referred to in Section 7.10 hereof which opinion shall meet the requirements of such section.

         8.11 Unaudited Financials. Not later than the Determination Date, Sierra shall have furnished CCBC a copy of its most recently prepared unaudited year-to-date consolidated financial statements for the period beginning January 1, 1997 and ending the month immediately preceding the Determination Date, including a balance sheet and year-to-date statement of income of Sierra.

         8.12 Closing Documents. CCBC shall have received such certificates and other closing documents as counsel for CCBC shall reasonably request.

         8.13 Fairness Opinion. The Board of Directors of Bancshares shall have received an opinion of its financial advisor to the effect that the Exchange Ratio in the Merger as set forth in Section 2.1(b) of this Agreement is fair, from a financial point of view, to the shareholders of Bancshares.

Section 9.  CLOSING.

         9.1 Closing Date. The closing of the transactions contemplated by this Agreement ("Closing") shall, unless another date, time or place is agreed to in writing by Sierra and CCBC, be held at the offices of McCutchen, Doyle, Brown & Enersen LLP, San Francisco, California on the Effective Date.

         9.2 Delivery of Documents. At the Closing, the opinions, certificates and other documents required to be delivered by this Agreement shall be delivered.

         9.3 Filings. At the Closing, Sierra and CCBC shall instruct its representatives to make or confirm such filings as shall be required in the opinion of counsel to Sierra and CCBC to give effect to the Merger and the Bank Merger.

Section 10.  EXPENSES.

         Each party hereto agrees to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreements shall be consummated, the costs incurred by such party incident to the performance of its obligations under this Agreement and the Merger Agreements, including without limitation, costs incident to the preparation of the Merger Agreements, this Agreement, the Sierra Registration Statement and the Proxy Materials (including the audited financial statements of the parties contained therein) and incident to the consummation of the Acquisition and of the other transactions contemplated herein and in the Merger Agreements, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. CCBC shall pay 50% of the printing costs of the Sierra Registration Statement, the Joint Proxy Materials, all fees payable pursuant to state
"blue-sky" securities laws, fees related to obtaining a tax opinion, the fee required to be paid to the SEC to register the Sierra Shares and the costs of distributing the Joint Proxy Materials and other information relating to these transactions to shareholders of CCBC.

Section 11.  AMENDMENT; TERMINATION.

         11.1 Amendment. This Agreement and the Merger Agreements may be amended by Sierra and CCBC at any time prior to the Effective Date without the approval of the shareholders of Bancshares with respect to any of their terms except, after Bancshares shareholders have approved the Merger, the terms relating to the form or amount of consideration to be delivered to Bancshares shareholders in the Merger.

         11.2 Termination. This Agreement and the Merger Agreements may be terminated as follows:

         (a) By the mutual consent of the Boards of Directors of both Bancorp and Bancshares at any time prior to the consummation of the Merger.

         (b) By the Board of Directors of Bancorp on or after June 30, 1998,  if
(i) any of the conditions in Section 7 to which the obligations of Sierra are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived by Sierra and CCBC shall have failed to complete the Merger.

         (c) By the Board of Directors of Bancorp if (i) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which materially adversely affect CCBC taken as a whole or its properties, operations or financial condition, (ii) a materially adverse change shall have occurred since September 30, 1997, in the business, financial condition, results of operations or properties of CCBC, or (iii) there has been material failure or prospective material failure on the part of CCBC to comply with its obligations under this Agreement or the Merger Agreements, or any material failure or prospective failure to comply with any of the conditions set forth in Section 7 hereof.

         (d) By the Board of Directors of either party in the event that CCBC approves, recommends or enters into an agreement for a Business Combination with any third party or group or announces publicly or privately its intention to enter into a transaction or series of transactions with a third person or group providing for the acquisition of all or a substantial part of CCBC, whether by way of merger, exchange or purchase of stock, sale of assets or otherwise.

         (e) By the Board of Directors of Bancshares on or after June 30, 1998, if (i) any of the conditions contained in Section 8 to which the obligations of CCBC are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived but Sierra shall have failed to complete the Merger; provided, however, that if Sierra is engaged at the time in litigation (including an administrative appeal procedure) relating to an attempt to obtain one or more of the Governmental Approvals or if Sierra shall be contesting in good faith any litigation which seeks to prevent consummation of the transactions contemplated hereby, such nonfulfillment shall not give CCBC the right to terminate this Agreement until the later of (A) June 30, 1998, and (B) 60 days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto, including any further action by a governmental agency as a result of any judicial remand, order or directive or otherwise or any waiting period with respect thereto provided such date shall not occur beyond December 31, 1998.

         (f) By the Board of Directors of Bancshares if (i) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which can or do materially adversely affect Sierra taken as a whole or its properties, operations or financial condition, (ii) a materially adverse change shall have occurred since September 30, 1997 in the business, financial condition, results of operations or assets of Sierra, or (iii) there has been a material failure or prospective material failure on the part of Sierra to comply with its obligations under this Agreement or the Merger Agreements, or any material failure or prospective material failure to comply with any condition set forth in Section 8.

         (g) By the Board of Directors of either party in the event Sierra or its affiliates enter into a Business Combination with any other entity which does not expressly contemplate the performance by Sierra or its successor in interest of Sierra's obligations under this Agreement and Sierra indicates it will not consummate this Agreement.

         (h) By the Board of Directors of Bancshares, if the Board of Directors determines at any time during the two business-day period commencing one day after the Determination Date, if the Market Value is less than $21.59; provided, however, if CCBC elects to exercise its termination right pursuant to this
Section 11(h), it shall give prompt written notice to Sierra (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two business-day period), in which case, within such two business-day period, commencing on the day after receipt of such notice, Sierra shall have the option of adjusting the Exchange Ratio to a number equal to a quotient (rounded to the nearest ten thousandth), the numerator of which is $25.00 and the denominator of which is the Market Value. If Sierra makes an election contemplated by the preceding sentence, it shall give prompt written notice to CCBC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section.

         11.3 Notice of Termination. The power of termination hereunder may be exercised by Sierra or CCBC, as the case may be, only by giving written notice, signed on behalf of such party by its Chief Executive Officer or President, to the other party.

         11.4 Breach of Obligations. If there has been a material breach by either party in the performance of any of the obligations herein which shall not have been cured within twenty business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured.

         11.5  Termination and Expenses.

         (a) If this Agreement is terminated for any reason, the Bank Merger Agreement and the Agreement and Plan of Merger shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 10, to maintain the confidentiality of the other party's information pursuant to Section 3.1(f), or the provisions of this Section 11.5 or of Sections 12.1-12.7.

         (b) If this Agreement is terminated pursuant to Section 11.2(d) or because of a willful breach of the Agreement by CCBC, CCBC shall pay to Sierra, on demand, the sum of $1,200,000. If this Agreement is terminated pursuant to
Section 11.2(g) or because of a willful breach of the Agreement by Sierra, Sierra shall pay to CCBC, on demand, the sum of $1,200,000. In each case, the amount indicated shall be deemed consideration or liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement, provided, however, each party shall remain liable for expenses as set forth in Section 10.

Section 12.  MISCELLANEOUS.

         12.1 Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

To Sierra:                          To CCBC:

SierraWest Bancorp                  California Community Bancshares Corporation
10181 Truckee-Tahoe Airport Road    555 Mason Street, Suite 280
Truckee, California 96160           Vacaville, CA 95688-3985
Attention:  William T. Fike         Attention:  Walter O. Sunderman
            President & CEO                     President & CEO

With a copy to:                     With a copy to:

McCutchen, Doyle, Brown & Enersen   Lillick & Charles
Three Embarcadero Center            Two Embarcadero Center
San Francisco, CA  94111            San Francisco, CA 94111
Attention:  James M. Rockett        Attention:  Ronald W. Bachli

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         12.2 Binding Agreement. This Agreement is binding upon and is for the benefit of Sierra and CCBC and its successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

         12.3 Survival of Representations and Warranties. No investigation by Sierra or CCBC made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except for the obligations of Sierra as set forth in Section 1.4, representations, warranties, covenants and agreements of Sierra and CCBC contained in this Agreement shall not survive the Closing.

         12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         12.5 Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         12.6 Entire Agreement; Severability. This Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

         12.7   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Sierra and CCBC have caused this Agreement and Plan of Merger to be signed by its Chief Executive Officer or Chairman as of the day and year first above written.


CALIFORNIA COMMUNITY BANCSHARES           SIERRAWEST BANCORP
   CORPORATION


By /S/Walter O. Sunderman                 By /s/William T. Fike
Walter O. Sunderman                       William T. Fike
President and Chief Executive Officer     President and Chief Executive Officer


CONTINENTAL PACIFIC BANK                  SIERRAWEST BANK



By /s/ Walter O. Sunderman                By /s/ William T. Fike
Walter O. Sunderman                       William T. Fike
President and Chief Executive Officer     President and Chief Executive Officer

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER, dated as of ____________, 19__ (this "Merger Agreement"), is made and entered into by and between California Community Bancshares Corporation, a Delaware corporation ("Seller") and SierraWest Bancorp, a California corporation ("Buyer").

                             W I T N E S S E T H:

         A. The Boards of Directors of Buyer and Seller have approved, and deem it advisable and in the best interests of Buyer, Seller and their respective shareholders, that Buyer and Seller consummate the business transaction provided for herein in which Seller would merge with and into Buyer (the "Merger").

         B. Buyer and Seller have entered into an Plan of Acquisition and Merger dated as of ______________, 19__ (the "Plan"), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

         NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that Seller shall be merged with and into Buyer in accordance with the provisions of the laws of the State of California and the State of Delaware upon the terms and subject to the conditions set forth as follows:

Section 1.  The Merger.

         1.1 Effective Time. On _____________, 1998, upon the filing with the California Secretary of State of a duly executed counterpart of this Merger Agreement with the officers' certificates prescribed by Section 1103 of the California General Corporation Law attached thereto, the Merger shall become effective. The effective time of the Merger on the Effective Date shall be 12:01 a.m., Pacific Standard Time.

         1.2 Effect of the Merger. On the Effective Date, Seller shall be merged with and into Buyer and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation (the "Surviving Corporation") in the Merger. It shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, Seller and the separate existence of Buyer as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises shall continue unaffected and unimpaired by the Merger.

Section 2.  Corporate Governance Matters.

         2.1 From and after the Effective Date and until thereafter amended as provided by law: (a) the Articles of Incorporation of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and (b) the Bylaws of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

         2.2 Subject to the provisions of Section 1.4 of the Plan, (a) the directors of the Surviving Corporation shall be those persons who are the directors of Buyer immediately prior to the Effective Date; and (b) the officers of the Surviving Corporation shall be those persons who are the officers of Buyer at the Effective Date.

Section 3.  Conversion of Shares.

         3.1 Conversion of Seller Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of the holder of the common stock of Seller, [par value $.10 per share] (a "Seller Share" or "Seller Common Stock"):

         (a) Each issued and outstanding Seller Share (other than fractional shares, or any shares as to which dissenters' rights have been perfected, but including any shares issued pursuant to the Rights Agreement), shall be converted into ______ shares of the common stock, without par value, of Buyer ("Buyer Common Stock" or a "Buyer Share").

         (b) From and after the Effective Date, the holders of certificates formerly representing Seller Shares shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to
Section 262 of the General Corporation Law of the State of Delaware.

         (c) On the Effective Date, all shares of Seller Common Stock held in the treasury of Seller or owned beneficially by any subsidiary of Seller other than in a fiduciary capacity or in connection with a debt previously contracted and all shares of Seller Common Stock owned by Buyer or owned beneficially by any subsidiary of Buyer other than in a fiduciary capacity or in connection with a debt previously contracted shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

         3.2 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock shall be issued to holders of Seller Shares. In lieu thereof, each such holder entitled to a fraction of a share of Buyer Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's Seller Shares, an amount in cash equal to the market value per share of the Common Stock of Buyer, calculated by taking the average of the closing price quoted on the Nasdaq, as reported in The Wall Street Journal, for each of the twenty consecutive trading days prior to five trading days prior to the Effective Date, rounded to 4 decimal places (whether or not there were any trades in Buyer Common Stock on such days), multiplied by the fraction of a share of Buyer Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

         3.3  Surrender of Seller Shares.

         (a) Prior to the Effective Date, Buyer shall appoint ____________________________, or its successor, or any other bank or trust company mutually acceptable to Seller and Buyer, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Buyer Common Stock, and at and after the Effective Date, Buyer shall issue and deliver to the Exchange Agent certificates representing the Buyer Common Stock, as shall be required to be delivered to holders of Seller Shares pursuant to
Section 3.1 of this Merger Agreement. As soon as practicable after the Effective Date, each holder of Seller Shares converted pursuant to Section 3.1, upon surrender to the Exchange Agent of one or more certificates for such Seller Shares for cancellation, along with duly executed transmittal materials to be mailed after the Effective Date by the Exchange Agent, will be entitled to receive a certificate representing the number of shares of Buyer Common Stock determined in accordance with Section 3.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 3.2. Each certificate representing Buyer Common Stock will bear a notation incorporating the Rights Agreement (as that term is defined in Section 2.1(f) of the Plan) by reference and certificates representing the Buyer Common Stock will evidence and entitle the holders thereof to certain rights as set forth in and subject to the terms of the Rights Agreement ("Rights"). Certificates issued for the Buyer common Stock shall be deemed to be certificates for said Rights.

         (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the Buyer Common Stock after the Effective Date will be paid to persons entitled to receive such certificates for Buyer Common Stock until such persons surrender their certificates representing Seller Shares. Upon surrender of such certificates representing Seller Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Buyer Common Stock as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

         (c) If any certificate for a Buyer Share is to be issued in a name other than that in which the certificate for a Seller Share surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Buyer Share in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Buyer and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

         (d) All dividends or distributions, and any cash to be paid pursuant to
Section 3.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Seller Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Buyer, and after such time any holder of a certificate representing a Seller Share who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Buyer for payment or delivery of such dividends or distributions or cash, as the case may be. Buyer shall not be liable to any holder of a share of Seller Common Stock for such share (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) Upon the Effective Date, the stock transfer books of Seller shall be closed and no transfer of Seller Common Stock shall thereafter be made or recognized.

         (f) In the event that prior to the Effective Date the outstanding shares of Buyer Common Stock or Seller Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by recapitalization, reclassification, stock dividend, stock split or other like changes in Buyer's or Seller's capitalization, or a distribution shall be made on Buyer Common Stock or Seller Common Stock in any security convertible into Buyer Common Stock or Seller Common Stock, respectively (provided that no such action shall be taken by Seller without Buyer's prior written consent pursuant to Section 3.2(e) of the Plan), then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Buyer Common Stock to be thereafter delivered pursuant to this Merger Agreement.

         3.4 All shares of Buyer Common Stock shall remain outstanding and unaffected by the Merger.

Section 4.  Termination and Amendment.

         4.1 The obligations of the parties to effect the Merger shall be subject to all the terms and conditions contained in the Plan. Notwithstanding the approval of this Merger Agreement by the shareholders of Seller or Buyer, this Merger Agreement shall terminate forthwith in the event that the Plan shall be terminated as therein provided.

         4.2 This Merger Agreement may be amended by Buyer and Seller at any time prior to the Effective Date without the approval of the shareholders of Seller or Buyer with respect to any of its terms except any change in its principal terms or in the terms relating to the form or amount of consideration to be delivered to the Seller shareholders in the Merger. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

         4.3 This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

Section 5.  Miscellaneous.

         5.1 The Plan is and will be maintained on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 10181 Truckee-Tahoe Airport Road, Truckee, California, 96160.

         5.2 A copy of the Plan will be furnished by the Surviving Corporation, on request and without cost to any stockholder of Seller or Buyer.

         5.3 The Plan between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Seller and Buyer pursuant to Section 252 of the General Corporation Law of the State of Delaware, and executed by the parties in accordance with the requirements of Chapter 12 of the California General Corporation Law.

         5.4 The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Seller, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceedings to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and directs the Secretary of State of the State of Delaware to mail copies of such process to the following address: 10181 Truckee-Tahoe Airport Road, Truckee, California 96160.

         IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

BUYER


By
William T. Fike
President and Chief Executive Officer



By
A. Morgan Jones
Corporate Secretary


SELLER


By
Walter O. Sunderman
President and Chief Executive Officer



By
John Usnick
Corporate Secretary

                              OFFICERS' CERTIFICATE

         William T. Fike and A. Morgan Jones hereby certify that:

         1. They are the President and Chief Executive Officer and Corporate Secretary, respectively, of SierraWest Bancorp, a corporation organized under the laws of the State of California.

         2. The Merger Agreement in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

         3. The shareholder approval was by the holders of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

         4. There is only one class of shares and the number of shares outstanding is ____________.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Date:  _______________, 19__


------------------------------------------------------------
William T. Fike
President and Chief Executive Officer



------------------------------------------------------------
A. Morgan Jones
Corporate Secretary

                              OFFICERS' CERTIFICATE

         Walter O. Sunderman and John Usnick hereby certify that:

         1. They are the President and Chief Executive Officer and Corporate Secretary, respectively, of California Community Bancshares Corporation, a corporation organized under the laws of the State of Delaware.

         2. The Merger Agreement in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

         3. The shareholder approval was by the holders of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

         4. There is only one class of shares and the number of shares outstanding is ___________.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: ____________, 19__


------------------------------------------------------------
Walter O. Sunderman
President and Chief Executive Officer



------------------------------------------------------------
John Usnick
Corporate Secretary

                                    EXHIBIT B

                              BANK MERGER AGREEMENT

     This merger agreement ("Bank Merger Agreement") is entered into as of __________, 19__ by and among SierraWest Bank ("Sierra Bank"), a California banking corporation, Continental Pacific Bank ("Continental"), a California banking corporation, as follows:

Section 1.  Outstanding Shares.

         (a) Sierra Bank is a California banking corporation authorized by the California Department of Financial Institutions. Sierra Bank has [____________] authorized shares of no par value common stock of which [____________] are outstanding and of which [__________] are subject to issued and outstanding stock options. Sierra Bank has no outstanding shares of preferred stock or warrants. All of the issued and outstanding shares of Sierra Bank common stock are owned by SierraWest Bancorp, a California corporation.

         (b) Continental is a California banking corporation authorized by the California Department of Financial Institutions. Continental has [____________] authorized shares of common stock of which [____________] are outstanding. Continental has no outstanding shares of preferred stock, options or warrants. All of the issued and outstanding shares of Continental common stock are owned by California Community Bancshares, a Delaware corporation.

Section 2.  The Merger.

         Continental shall be merged into Sierra Bank ("Bank Merger"). Sierra Bank shall be the surviving corporation (the "Surviving Corporation").

Section 3.  Stock.

         On the Effective Date, the outstanding shares of Continental shall be canceled and no shares of Sierra Bank shall be issued in exchange therefor.

Section 4.  Articles of Incorporation and By-Laws.

         (a) The Articles of Incorporation of Sierra Bank shall, upon the Effective Date, be the Articles of Incorporation of the Surviving Corporation. It is the intention of the parties that the Merger will be treated as a tax free reorganization pursuant to Section 368 of the Internal Revenue Code.

         (b) The By-Laws of Sierra Bank, as they exist on the Effective Date, shall be the By-Laws of the Surviving Corporation until the same are amended.

Section 5.  Effect of Merger And Effective Date.

         The effect of the Merger and the Effective Date of the Merger are as prescribed by law.

Section 6.  Officers and Directors

         Subject to the provisions of Section 1.4 of the Plan, the officers and directors of Sierra Bank holding office on the Effective Date shall be the officers and directors of the Surviving Corporation until removed as provided by law or until the election of their respective successors.

Section 7.  Acts of Merging Corporation

         Continental, as the merging corporation, shall from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Merger.

Section 8.  Definitions.

         All capitalized terms herein shall have the meanings ascribed to them in this Merger Agreement; provided, however, if no meaning is separately ascribed to such capitalized terms in this Merger Agreement, then such terms will have the meanings ascribed to them in the Plan of Acquisition and Merger dated ______________, 19__, among SierraWest Bancorp, SierraWest Bank, California Community Bancshares and Continental Pacific Bank ("Plan").

         In witness whereof the parties have executed this Merger Agreement.


CONTINENTAL PACIFIC BANK


By___________________________________
Walter O. Sunderman
President and Chief Executive Officer

By___________________________________
John Usnick
Corporate Secretary

SIERRAWEST BANK

By___________________________________
William T. Fike
President and Chief Executive Officer

By___________________________________
A. Morgan Jones
Corporate Secretary

                                    EXHIBIT C

                             STOCK OPTION AGREEMENT

         This AGREEMENT is dated as of November 13, 1997, between SierraWest Bancorp ("Sierra"), a California corporation, and California Community Bancshares, a California corporation ("CCBC").

                                W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Sierra and CCBC have approved an Plan of Acquisition and Merger ("Plan") dated as of the date hereof which contemplates the acquisition by Sierra of CCBC by means of the merger of CCBC with and into Sierra, with Sierra as the entity surviving the merger;

         WHEREAS, as a condition to Sierra's entry into the Plan and to induce such entry, CCBC has agreed to grant to Sierra the option set forth herein to purchase shares of CCBC's authorized but unissued common stock, par value $.10 per share ("Common Stock");

         Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Plan.

         NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, CCBC hereby grants to Sierra an option (the "Option") to purchase up to 282,914 shares of Common Stock (the "Option Shares"), at a per share price equal to the average of the bid and ask prices for CCBC Common Stock for the five trading days preceding the execution of the Plan (the "Exercise Price"); provided, however, that in the event CCBC issues or agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than the Exercise Price, the Exercise Price shall be equal to such lesser price.

         2.   Exercise of Option.

                  (a) Sierra may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of (i) the termination of the Plan pursuant to Section
11.2 (a) and (g) thereof;  (ii) the date of termination pursuant to Section 11.2
(b),  (c),  (d),  (e) or (h) thereof if such date is prior to a Purchase  Event;
(iii) the effective time of the acquisition of CCBC by Sierra pursuant to the Plan, or (iv) twelve months following the occurrence of the earliest to occur of
(A) the date-of any  termination  of the Plan other than as  described in (i) or
(ii)  above  or  (B)  the  date  of  first   occurrence  of  a  Purchase  Event.
Notwithstanding the foregoing, CCBC shall not be obligated to issue the Option Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for CCBC to issue such Option Shares or for Sierra or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

                  (b) As used herein, a "Purchase Event" shall have occurred when: (i) CCBC or any subsidiary of CCBC, (without the prior written consent of Sierra) enters into an agreement with any person (other than Sierra or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with CCBC or any subsidiary of CCBC,
(y) purchase, lease or otherwise acquire all or substantially all of the assets of CCBC or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of CCBC (the transactions referred to in subparagraph (x),
(y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than Sierra or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of CCBC (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of CCBC fail to approve the business combination between CCBC and Sierra contemplated by the Plan at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Plan, or the withdrawal or modification (in a manner adverse to Sierra) of the recommendation of CCBC's Board of Directors of the Merger and Plan that the shareholders of CCBC approve the Merger and the Plan, in each case, after there shall have been a public announcement that any person (other than Sierra or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;
(iv) any person (other than Sierra or other than in connection with a transaction which Sierra has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) CCBC shall have willfully breached any covenant or obligation contained in the Plan in anticipation of engaging in a Purchase Event, and following such breach Sierra would be entitled to terminate the Plan (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by CCBC of the authorization, recommendation or endorsement by CCBC of an Acquisition Transaction, exchange offer or tender offer or a public announcement by CCBC of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer. If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with
Section 2(a) hereof. CCBC shall notify Sierra promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by CCBC shall not be a condition to the right of Sierra to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Plan. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than Sierra or any subsidiary of Sierra) of, or the filing by any person (other than Sierra or any subsidiary of Sierra) of a registration statement under the Securities Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of CCBC Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of CCBC Stock.

                  (c) In the event a Purchase Event occurs, Sierra may elect to exercise the Option. If Sierra wishes to exercise the Option, it shall send to CCBC a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided however, that if prior notification to or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify CCBC of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, subject to receipt of any required regulatory approvals.

         3. Payment and Delivery of Certificates; Sierra Representation.

                  (a) If Sierra elects to exercise the Option, then at the Closing, Sierra shall pay to CCBC the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by CCBC.

                  (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, CCBC shall deliver to Sierra a certificate or certificates, registered in the name of Sierra or its designee, representing the number of Option Shares purchased by Sierra. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

                  THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if Sierra shall have delivered to CCBC an opinion of counsel, in form and substance satisfactory to CCBC, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

                  (c) Except as otherwise provided herein, Sierra hereby represents and warrants to CCBC that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by Sierra for its own account and not with a view to any distribution thereof, and Sierra will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

         4. Representations. CCBC hereby represents and warrants to Sierra as follows:

                  (a) CCBC has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CCBC. This Agreement has been duly executed and delivered by CCBC and constitutes a valid and binding agreement of CCBC, enforceable against CCBC in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

                  (b) The execution and delivery by CCBC of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with CCBC's Certificate of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to CCBC (other than as may be effected by Sierra's ownership of CCBC Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of CCBC under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which CCBC is a party, or by which CCBC or any Of its properties or assets may be bound or affected.

                  (c) CCBC has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

         5.   Adjustment Upon Changes in Capitalization.

                  (a) In the event of any stock dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Sierra shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Sierra would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to Sierra pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

                  (b) In the event that CCBC, shall, prior to the Expiration Date, enter into an agreement: (i) to consolidate with or merge into any person, other than Sierra or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Sierra or one of its subsidiaries, to merge into CCBC and CCBC shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of CCBC or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Sierra or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Sierra, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), CCBC (in each case, such person being referred to as the "Substitute Option Issuer.")

                  (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Sierra. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                  (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with CCBC (if other than CCBC), (y) CCBC in a merger in which CCBC is the continuing or surviving person, and (z) the transferee of all or any substantial part of CCBC assets (or the assets of its subsidiaries).

                  (ii)"Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than Sierra or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than Sierra or any of its subsidiaries) pursuant to an agreement with CCBC, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Sierra) within the six-month period immediately preceding the agreement referred to in (y); provided, that in the event of a sale of less than all of CCBC's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of CCBC as determined by a nationally recognized investment banking firm selected by Sierra and reasonably acceptable to CCBC, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Sierra and CCBC (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Sierra.

                  (iv)"Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if CCBC is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by CCBC, the person merging into CCBC or by any company which controls or is controlled by such merging person, as Sierra may elect.

                  (f) In no event pursuant to any of foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Sierra equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Sierra and the Substitute Option Issuer.

                  (g) CCBC shall not enter into any transaction described in subsection (b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of CCBC hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this
Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

         6. Purchase of Option Shares and Options by CCBC.

                  (a) From and after the first date a  transaction  specified in
Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, Sierra or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require CCBC to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and
(iii) in the event of a sale of all or substantially all of CCBC's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of CCBC as determined by a recognized investment banking firm jointly selected by such Holder and CCBC, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding; provided, however, that the amount calculated pursuant to clauses (ii) and (iii) of this Section 6(a) shall not exceed $2.0 million. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of CCBC's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and CCBC, each acting in good faith. The Holder's right to require CCBC to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if CCBC is prohibited under applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require CCBC to purchase such shares shall expire on the date which is one year following the date on which CCBC no longer is prohibited from purchasing such shares: provided further, that CCBC shall use its best efforts to obtain any consent or approval and make any filing required for CCBC to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

                  (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than Sierra or a subsidiary of Sierra who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

                  (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after Sierra receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require CCBC to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased; provided, however, that the amount calculated pursuant to this Section 6(c) shall not exceed $2.0 million. Notwithstanding the termination date of the Options, the Holder's right to require CCBC to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if CCBC is prohibited under applicable regulations from purchasing the Options as to which an Holder has given notice hereunder, then the Holder's right to require CCBC to purchase such Options shall expire on the day which is one year following the date on which CCBC no longer is prohibited from purchasing such Options; provided further, that CCBC shall use its best efforts to obtain any consent or approval and make any filing required for CCBC to consummate as quickly as possible the purchase of the Options contemplated hereunder.

                  (d) A Holder may exercise its right to require CCBC to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to CCBC, at its principal office or at such other office or agency maintained by CCBC for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require CCBC to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, CCBC shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

         7. Demand Registration Rights. As promptly as practicable upon Sierra's request after a Purchase Event, CCBC agrees to prepare and file not more than two registration statements, prospectuses or permit or exemption applications ("Registration Event") as appropriate, under federal and any applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of Sierra's rights under this Agreement or proposed dispositions by Sierra of any or all of the Option Shares, if such registrations or filings are required by law or regulation, and to use its best efforts to cause any such registration statements or prospectuses to become effective, or to have any permit or exemption granted, as expeditiously as possible and to keep such registration statement, prospectus, permit or exemption effective for a period of not less than 180 days unless, in the written opinion of counsel to CCBC, addressed to Sierra and satisfactory in form and substance to Sierra and its counsel, registration (or filing of a prospectus, or grant of a permit or exemption) is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any registration of, or the preparation of any registration statement, prospectus or permit or exemption application relating to, the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by CCBC; provided, however, that in no event shall this Section 7 be construed to require CCBC to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to Sierra pursuant to this Agreement. In the event Sierra exercises its registration rights under this Section 7, CCBC shall provide Sierra, its affiliates, each of their respective officers and directors and any underwriters used by Sierra, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to Sierra and any such underwriters attorneys' opinions and "comfort letters", all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event CCBC effects a registration of Common Stock for its own account or for any other shareholder of CCBC, it shall allow Sierra to participate in such registration. Notwithstanding the foregoing, CCBC shall have the right to delay (a "Delay Right") a Registration Event for a period of up to thirty (30) days, in the event it receives a request from Sierra to effect a Registration Event, if CCBC (i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of CCBC or would require disclosure of information, the premature disclosure of which could materially adversely affect CCBC or any transaction under active consideration by CCBC. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if CCBC were subject to the reporting requirements under the Exchange Act, would require CCBC to file a current report on Form 8-K with the Securities Exchange Commission. CCBC shall have the right to exercise two Delay Rights in any eighteen (18) month period.

         8.   Listing.

         If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, CCBC, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

         9.   Total Profit.

         Notwithstanding any other provision of this Agreement to the contrary, in no event shall Sierra purchase under the terms of this Agreement that number of Option Shares which have a Spread Value, as defined below, in excess of $2.0 million. In the event the Spread Value exceeds $2.0 million, the number of Option Shares which Sierra is entitled to purchase at the Closing Date shall be reduced to the extent required such that the Spread Value following such reduction is equal to or less than $2.0 million. "Spread Value" shall mean the difference between (i) the product of (1) the sum of the total number of Option Shares Sierra (x) intends to purchase at a Closing pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option, and (2) the closing price of CCBC Common Stock as quoted on the Nasdaq National Market on the last trading day immediately preceding the Closing Date, and (ii) the product of (1) the total number of Option Shares Sierra (x) intends to purchase at the Closing Date pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option and (2) the applicable Option Price of such Option Shares.

         10.  Miscellaneous.

         (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (c) Assignment. At any time after a Purchase Event occurs, Sierra may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, Sierra (or any direct or indirect assignee or transferee of Sierra) shall be entitled to surrender this Agreement to CCBC in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

         (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

         If to Sierra:

                           SierraWest Bancorp
                           10181 Truckee-Tahoe Airport Road
                           Truckee, California 96160
                           Attention:  William T. Fike, President & CEO
                           Facsimile Number:  (916) 582-2953

         With a copy to:

                           McCutchen, Doyle, Brown & Enersen, LLP
                           3 Embarcadero Center, #1800
                           San Francisco, California  94111
                           Attention:  James M. Rockett, Esq.
                           Facsimile Number:  (415) 393-2286

         If to CCBC:

                           California Community Bancshares Corporation
                           555 Mason Street, Suite 280
                           Vacaville, California 95688-3985
                           Attention: Walter O. Sunderman, President & CEO Facsimile Number: (707) 448-1731

         With a copy to:
                           Lillick and Charles
                           2 Embarcadero Center, #2600
                           San Francisco, California  94111
                           Attention:  Ronald W. Bachli, Esq.
                           Facsimile Number:  (415) 421-4799

         A party may change its address for notice purposes by written notice to the other party hereto.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (f) Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (h) Best Efforts. Each of Sierra and CCBC will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

         (i) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, as of the day and year first written above.

                       SIERRAWEST BANCORP


                       By: /s/ William T. Fike
                       William T. Fike, President and
                       Chief Executive Officer


                       CALIFORNIA COMMUNITY BANCSHARES CORPORATION


                       By: /s/ Walter O. Sunderman
                       Walter O. Sunderman, President and
                       Chief Executive Officer

                                   EXHIBIT 7.6

__________, 1997

SierraWest Bancorp
10181 Truckee-Tahoe Airport Road
P.O. Box 61000
Truckee, CA 96160

                 SierraWest Bancorp-California Community Bancshares Corporation

Ladies and Gentlemen:

         We  have  acted  as  counsel  for   California   Community   Bancshares
Corporation ("Bancshares"), a Delaware corporation, and its wholly-owned subsidiary, Continental Pacific Bank ("CPB"), a California banking corporation, with respect to the merger (the "Merger") of Bancshares and SierraWest Bancorp ("Bancorp"), a California corporation, and with respect to the merger (the "Bank Merger") of CPB and Bancorp's wholly-owned subsidiary SierraWest Bank ("Sierra
Bank"), a California banking corporation, pursuant to the Plan of Acquisition and Merger dated as of November __, 1997 (the "Agreement") between Bancshares, CPB, Bancorp and Sierra Bank, and Exhibit A (the "Merger Agreement") and Exhibit B (the "Bank Merger Agreement") thereto. This opinion is rendered to you pursuant to Section 7.6 of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meanings assigned to them in the Agreement.

         In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

         A.   The Agreement and the exhibits thereto;

         B. Resolutions of the boards of directors of Bancshares and CPB with respect to the Merger and the Bank Merger;

         C. Certificate of Incorporation of Bancshares certified by the Delaware Secretary of State as of a recent date;

         D. Articles of Incorporation of CPB certified by the California Secretary of State as of a recent date;

         E.   Bylaws, minute book and stock ledger of Bancshares;

         F.   Bylaws, minute book and stock ledger of CPB;

         G.  Certificate  of  Status  from  the  Delaware   Secretary  of  State
indicating that Bancshares is in good standing in Delaware as of a recent date (the "Bancshares Status Certificate").

         H. Certificate of Status from the California Secretary of State indicating that CPB is in good standing in California as of a recent date (the "CPB Status Certificate");

         I. Registration Statement on Form S-4 of Bancorp and the related Proxy Statements of Bancshares and Bancorp with respect to the Merger and the Bank Merger (the "Proxy Materials");

         J. Proceedings of the meeting of shareholders of Bancshares held on _____________; and,

         K. Officers' certificates of Bancshares and CPB as to certain factual matters.

         We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

         In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of Bancshares), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by Bancorp and Bancshares in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of Bancshares; that the Agreement is the valid and binding obligation of Bancorp and Sierra Bank; that Bancorp and Sierra Bank will enforce the Agreement in a commercially reasonable manner; and that the Agreement contains the entire agreement of the parties.

         Our opinions in paragraphs 4 and 5 below are subject to :

                           (i) the  effect of  bankruptcy,  insolvency,
reorganization, arrangement, moratorium, and other similar laws now or here-after in effect relating to or affecting the rights of creditors generally;

                           (ii)  limitations  imposed by California law, federal
law, or equitable principles upon any of the remedies, covenants, or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of California and federal court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where: (A) the breach of such covenants or provisions imposes restrictions or burdens upon one party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (B) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing, and

                           (iii)  the power of  federal  and state  courts  to
refuse to enforce (or to stay the enforcement of) any provision of the Agreement which purports to waive the rights of Bancshares to assert the claims or defenses available to Bancshares by statute, common law, or equity.

         Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of Bancshares and CPB, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys within this firm who have rendered such services; (ii) receipt of a certificate executed by an officer of Bancshares or CPB covering such matters; and (iii) opinions of other counsel engaged by Bancshares or CPB regarding any litigation matters with respect to which we do not represent Bancshares or CPB. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Bancshares or CPB.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Bancshares is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. Bancshares is a registered bank holding company under the Bank Holding Company Act of 1956.

         2. CPB is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. CPB is duly licensed as a commercial bank by the California Department of Financial Institutions, and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with applicable laws and regulations.

         3. Bancshares and CPB have the corporate power and corporate authority to enter into and perform their respective obligations under the Agreement, the Merger Agreement and the Bank Merger Agreement. The execution and delivery by Bancshares and CPB of the Agreement, the execution by Bancshares of the Merger Agreement and the execution by CPB of the Bank Merger Agreement did not, and the consummation by Bancshares and CPB of the transactions contemplated by the Agreement, the Merger Agreement and the Bank Merger Agreement will not, violate any provision of Bancshares' or CPB's certificate or articles of incorporation or bylaws, any provision of federal or California law applicable to Bancshares or CPB, or any governmental regulation applicable to Bancshares or CPB, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which Bancshares or CPB is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to Bancshares or CPB).

         4. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by Bancshares, and each of them is a valid and binding agreement of Bancshares.

         5. The Agreement and the Bank Merger Agerement have been duly authorized, executed and delivered by CPB, and each of them is a valid and binding agreement of CPB.

         6. All California state and federal regulatory approvals that are required to be obtained by Bancshares and CPB in connection with the Merger and the Bank Merger have been obtained.

         7. To our knowledge, neither Bancshares nor CPB is a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of Bancshares or CPB to perform its obligations under the Agreement, the Merger Agreement or the Bank Merger Agreement or to carry out the Merger or the Bank Merger, or where the amount in controversy exceeds $50,000 and which has not been disclosed by Bancshares to Bancorp.

         8. The authorized capital stock of Bancshares consists of ___________ shares of no par value common stock. To our knowledge and before giving effect to the issuance of shares in connection with the Merger:

              (a) _________ shares of common stock are duly authorized, validly issued and outstanding, fully paid and nonassessable;

              (b) there are no outstanding (i) options, agreements, calls or commitments of any character that would obligate Bancshares to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Bancshares common stock or any other equity security of Bancshares, or (ii) warrants or options relating to, rights to acquire or debt or equity securities convertible into, shares of Bancshares common stock or any other equity security of Bancshares; and.

              (c) the outstanding common stock of Bancshares has not been registered with the Securities and Exchange Commission or the FDIC pursuant to the 1934 Act.

         In connection with the preparation of the Registration Statement, including the related Proxy Materials, we have performed legal services for Bancshares and participated in conferences with directors, officers and employees of Bancshares and representatives of the independent accountants for Bancshares. At such conferences, the contents of the Proxy Materials related to Bancshares and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements related to Bancshares and contained in the Proxy Materials, on the basis of the foregoing, we are not aware of any facts that would lead us to believe that the Proxy Materials as of the date thereof contained any statement in respect to Bancshares which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading. In making the foregoing statement, we express no belief with respect to the financial statements and other financial and statistical data included in the Proxy Materials or with respect to statements in, or omissions from, the Proxy Materials made in reliance upon, or in conformity with, information furnished by Bancshares for use in connection with the Proxy Materials.

         We are members of the bar of the State of California. Our opinions below are limited to the effect of (i) the laws of the State of California and
(ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

         This opinion is rendered solely for the benefit of Bancorp in connection with the Merger and the Bank Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.

                                                       Very truly yours,



                                                       Lillick & Charles, LLP

                                 EXHIBIT 7.12

                              Rule 145 Undertaking

                             ________________, 1997



SierraWest Bancorp
10181 Truckee-Tahoe Airport Road
P.O. Box 61000
Truckee, CA  96160

Ladies and Gentlemen:

     The   undersigned  is  a  director  of  California   Community   Bancshares
Corporation ("Bancshares") and an owner of common stock of Bancshares ("CBCC Shares").

     Bancshares and its wholly-owned subsidiary, Continental Pacific Bank ("CPC"), have entered into a Plan of Acquisition and Merger ("Agreement") dated today's date with SierraWest Bancorp ("Bancorp") and its wholly-owned subsidiary, SierraWest Bank ("Sierra Bank"), related to the merger of Bancshares into Bancorp (the "Merger") and the merger of CPC into Sierra Bank. In consideration of the premises and the representations, warranties, agreements and conditions in this letter and in the Agreement and in order to induce Bancorp to execute the Agreement, the undersigned agrees and undertakes, as follows:

     The undersigned is currently determined to be an affiliate of Bancshares for purposes of Rule 145 promulgated by the Securities and Exchange Commission. The following undertaking is given pursuant to and in compliance with Section
7.12 of the Agreement. The Merger will result in the issuance of new common stock of Sierra.

     The undersigned understand that Bancorp and Bancshares are relying on the performance of the covenants contained herein to insure that any sales of shares owned by the undersigned are not deemed to be acting as an underwriter in an unregistered public offering in violation of federal securities laws.

     The undersigned hereby further agrees not to sell, transfer or dispose of any shares of Bancorp acquired in the Merger, or to attempt to do so, whether or not deemed to be an affiliate of Bancorp, unless such sale, transfer or disposition is made:

     (i) pursuant to a then-current, effective registration statement under the Securities Act of 1933, or

     (ii)in a transaction which, in the opinion of counsel satisfactory to the issuer, is not required to be registered under the Securities Act of 1933; or

     (iii)  in  a  transaction   permitted  by  the   Securities   and  Exchange
Commission's Rule 145.

     The undersigned acknowledges that the above agreements are supported by valid consideration.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                           Very truly yours,



                           ------------------------------------

                                   EXHIBIT 7.15

                              Shareholder Agreement



                              __________________, 1997



SierraWest Bancorp
10181 Truckee-Tahoe Airport Road
P.O. Box 61000
Truckee, CA  96160

Ladies and Gentlemen:

     The   undersigned  is  a  director  of  California   Community   Bancshares
Corporation ("Bancshares") and an owner of common stock of Bancshares ("CCBC Shares").

     Bancshares and its wholly-owned subsidiary, Continental Pacific Bank ("CPB"), have entered into a Plan of Acquisition and Merger ("Agreement") dated today's date with SierraWest Bancorp ("Bancorp") and its wholly-owned subsidiary, SierraWest Bank ("Sierra Bank"), related to the Merger of Bancshares into Bancorp and the merger of CPB into Sierra Bank. In consideration of the premises and the representations, warranties, agreements and conditions in this letter and in the Agreement and in order to induce Bancorp to execute the Agreement, the undersigned agrees and undertakes, as follows:

     The undersigned will vote, in person or by proxy, at any meeting of shareholders of Bancshares (or any action by written consent in lieu of a meeting) to approve the Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the CCBC Shares as to which the undersigned has sole or shared voting power (the "Shares") as of the record date established to determine shareholders who have the right to vote at the Shareholders' Meeting.

     The undersigned agrees that, from and after the date of this letter and through the date of the Shareholders' Meeting (and any postponements or adjournments thereof), the shareholder will not sell, assign, transfer or otherwise take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of Bancorp (ii) to change such right from that of a shared right of the shareholder to vote the Shares to a sole right of the shareholder to vote the Shares.

     The undersigned represents and warrants that the undersigned has sole or shared voting power over ________ Shares covered by the terms of this letter; and there are no proxies, voting trusts or other agreements or understandings to which the undersigned or the undersigned's spouse, if any, is a party or bound or that requires that any of the Shares be voted in any specific manner other than as provided in this letter.

     The undersigned is currently determined to be an affiliate of Bancshares for purposes of Rule 145 promulgated by the Securities and Exchange Commission. The following undertaking is given pursuant to and in compliance with Section
7.12 of the Agreement. The Merger will result in the issuance of new common stock of Bancorp.

     The undersigned understands that Bancorp and Bancshares are relying on the performance of the covenants contained herein to insure that any sales of shares owned by the undersigned are not deemed to be acting as an underwriter in an unregistered public offering in violation of federal securities laws.

     The undersigned hereby further agrees not to sell, transfer or dispose of any shares of Bancorp acquired in the Merger, or to attempt to do so, whether or not deemed to be an affiliate of Bancorp, unless such sale, transfer or disposition is made:

     (i)pursuant to a then-current, effective registration statement under the Securities Act of 1933, or

     (ii)in a transaction which, in the opinion of counsel satisfactory to the issuer, is not required to be registered under the Securities Act of 1933.

     The undersigned understands that Bancorp shares issued to the undersigned will bear a restrictive legend to this effect. The undersigned has no present intention of selling, and has made no arrangements to sell, Bancorp shares to be issued to the undersigned in connection with the Merger.

     The undersigned and Bancorp each acknowledge that, in view of the uniqueness of the obligations of the undersigned in this letter, Bancorp would not have an adequate remedy at law for money damages in the event that the promises in this letter have not been performed according to its terms, and, therefore, the undersigned agrees that Bancorp shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

     This letter shall terminate automatically without further action at the earlier of the Effective Date under the Agreement or the termination of the Agreement in accordance with its terms.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instruments, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                           Very truly yours,



                           ------------------------------------



                                 SPOUSAL CONSENT


     I, ____________________, hereby confirm that I have read and understand this letter and agree that it shall bind my interest in the Shares, if any.


                           ------------------------------------



Accepted and agreed to as of the date first above written:

SIERRAWEST BANCORP



By_________________________________

                                     EXHIBIT 8.6

_____________, 1997                                      Direct: (415) 393-2025
                                                         jrockett@mdbe.com

California Community Bancshares Corporation
141 Parker Street
Vacaville, California 95688-3985

                      SierraWest Bancorp - Bancshares Bank

Ladies and Gentlemen:

         We have acted as counsel for SierraWest Bancorp ("Bancorp"), a California corporation, and SierraWest Bank ("Sierra Bank"), a California banking corporation with respect to the acquisition and merger (the "Merger") of California Community Bancshares Corporation ("Bancshares"), a California corporation, with and into Bancorp and with respect to the merger (the "Bank Merger") of Continental Pacific Bank ("CPB"), a California banking corporation, with and into Sierra Bank, pursuant to the Plan of Acquisition and Merger dated as of November __, 1997 (the "Agreement") and Exhibit A (the "Merger Agreement") and Exhibit B (the "Bank Merger Agreement") thereto. This opinion is rendered to you pursuant to Section 8.6 of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meaning assigned to them in the Agreement.

         In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

         A.   The Agreement and the exhibits thereto;

         B. Resolutions of the board of directors of Bancorp and Sierra Bank with respect to the Merger and the Bank Merger;

         C. Articles of Incorporation of Bancorp certified by the California Secretary of State as of a recent date;

         D. Articles of Incorporation of Sierra Bank certified by the California Secretary of State as of a recent date;

         E.   Bylaws, minute book and stock ledger of Bancorp;

         F.   Bylaws and minute book of Sierra Bank;

         G. Certificate of Status from the California Secretary of State indicating that Bancorp is in good standing in California as of a recent date (the "Bancorp Status Certificate");

         H. Certificate of Status from the California Secretary indicating that Sierra Bank is in good standing in California as of a recent date (the "Sierra Bank Status Certificate");

         I. Registration Statement on Form S-4 of Bancorp and the related Proxy Statements of Bancshares and Bancorp with respect to the Merger and the Bank Merger (the "Proxy Materials");

         J. Proceedings of the meeting of shareholders of Bancorp held on ______________, 19__; and

         K. Officers' certificates of Bancorp and Sierra Bank as to certain factual matters.

         We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

         In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of Bancorp and Sierra Bank to the Agreement and to the Merger Agreement), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by Bancorp, Sierra Bank, Bancshares and CPB in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of Bancshares and CPB; that the Agreement is the valid and binding obligation of Bancshares and CPB; that Bancshares and CPB will enforce the Agreement in a commercially reasonable manner; and that the Agreement contains the entire agreement of the parties.

         Our opinions in  paragraphs 4 and 5 below are subject to :

                           (i) the  effect of  bankruptcy,  insolvency,
reorganization, arrangement, moratorium, and other similar laws now or here-after in effect relating to or affecting the rights of creditors generally;

                           (ii)  limitations  imposed by California law, federal
law, or equitable principles upon any of the remedies, covenants, or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of California and federal court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where: (A) the breach of such covenants or provisions imposes restrictions or burdens upon one party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (B) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing, and

                           (iii)  the power of  federal  and state  courts  to
refuse to enforce (or to stay the enforcement of) any provision of the Agreement which purports to waive the rights of Bancorp and Sierra Bank to assert the claims or defenses available to Bancorp and Sierra Bank by statute, common law, or equity.

         Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of Bancorp and Sierra Bank, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys within this firm who have rendered such services; (ii) receipt of one or more certificates executed by officers of Bancorp or Sierra Bank covering such matters; and (iii) opinions of other counsel engaged by Bancorp or Sierra Bank regarding any litigation matters with respect to which we do not represent Bancorp or Sierra Bank. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Bancorp or Sierra Bank.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Bancorp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. Bancorp is a registered bank holding company under the Bank Holding Company Act of 1956.

         2. Sierra Bank is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. Sierra Bank is duly licensed as a commercial bank by the California Department of Financial Institutions, and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with applicable laws and regulations.

         3. Bancorp and Sierra Bank have the corporate power and corporate authority to enter into and perform their respective obligations under the Agreement, the Merger Agreement and the Bank Merger Agreement. The execution and delivery by Bancorp and Sierra Bank of the Agreement, the execution and delivery by Bancorp of the Merger Agreement and the execution by Sierra Bank of the Bank Merger Agreement did not, and the consummation by Bancorp and Sierra Bank of the transactions contemplated by the Agreement, the Merger Agreement and the Bank Merger Agreement will not, violate any provision of Bancorp's or Sierra Bank's articles of incorporation or bylaws, any provision of federal or California law, or any governmental regulation applicable to Bancorp or Sierra Bank, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which either Bancorp or Sierra Bank is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to Bancorp or Sierra Bank).

         4. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by Bancorp, and each of them is a valid and binding agreement of Bancorp.

         5. The Agreement and the Bank Merger Agreement have been duly authorized, executed and delivered by Sierra Bank, and each of them is a valid and binding agreement of Sierra Bank.

         6. All California state and federal regulatory approvals that are required to be obtained by Bancorp and Sierra Bank in connection with the Merger and the Bank Merger have been obtained.

         7. To our knowledge, neither Bancorp nor Sierra Bank is a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of Bancorp or Sierra Bank to perform its obligations under the Agreement, the Merger Agreement or the Bank Merger Agreement or to carry out the Merger or the Bank Merger, or where the amount in controversy exceeds $200,000 and which has not been disclosed by Bancorp to Bancshares.

         8. As of October 31, 1997, the authorized capital stock of Bancorp consists of [9,800,000] shares of preferred stock, [200,000] shares of series A preferred stock and [10,000,000] shares of common stock. To our knowledge and before giving effect to the issuance of shares in connection with the Merger:

         (a) [3,324,764] shares of Bancorp common stock are duly authorized, validly issued and outstanding, fully paid and nonassessable;

         (b) there are currently outstanding options to purchase [371,355] shares of common stock issued pursuant to the 1996 Stock Option Plan;

         (c) there are $[3,564,000] of Bancorp debentures convertible into [356,400] shares of Bancorp common stock;

         (d) said outstanding stock, options and debentures were all issued pursuant to and in conformance with one or more exemptions from registration under the Securities Act of 1933, as amended, or were registered pursuant to said Act;

         (e) other than the options and debentures identified above, there are no outstanding (i) options, agreements, calls or commitments of any character that would obligate Bancorp to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Bancorp common stock or any other equity security of Bancorp, or (ii) warrants or options relating to, rights to acquire or debt or equity securities convertible into, shares of Bancorp common stock or any other equity security of Bancorp; and.

         (f) the outstanding common stock of Bancorp has been registered with the Securities and Exchange Commission pursuant to the 1934 Act.

         9. All outstanding capital stock of Sierra Bank is held by Bancorp.

         10. The issuance of the Shares to be issued pursuant to the Merger has been duly registered under the Securities Act of 1933. Such Shares, when issued in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         In connection with the preparation of the Registration Statement we have performed legal services for Bancorp and participated in conferences with directors, officers and employees of Bancorp and representatives of the independent accountants for Bancorp. At such conferences, the contents of the Proxy Materials and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Materials, on the basis of the foregoing, we are not aware of any facts that would lead us to believe that the Proxy Materials as of the date thereof contained any statement in respect to Bancorp which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading. In making the foregoing statement, we express no belief with respect to the financial statements and other financial and statistical data included in the Proxy Materials or with respect to statements in, or omissions from, the Proxy Materials made in reliance upon, or in conformity with, information furnished by Bancshares for use in connection with the Proxy Materials.

         We are members of the bar of the State of California. Our opinions below are limited to the effect of (i) the laws of the State of California and
(ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

         This opinion is rendered solely for the benefit of Bancshares in connection with the Merger and the Bank Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.

                                   Very truly yours,

                                   McCutchen, Doyle, Brown & Enersen, LLP



                                   By_________________________________

                                   A member of the firm

                                   EXHIBIT 99






News Release

FOR:              SIERRAWEST BANCORP AND
                  CALIFORNIA COMMUNITY BANCSHARES CORPORATION

APPROVED BY:  William T. Fike, Walter O. Sunderman


CONTACT:        David Broadley, CFO, SierraWest Bancorp
                (916) 582-3000
                Andrew Popovich, Executive VP
                California Community Bancshares Corporation
                (707)448-1200

CONTACT:        Morgen-Walke Associates, Inc.
                Investor Relations:    John Swenson, Micah Epps
                (415) 296-7383
                Media Relations:       Sheryl Seapy, Carol Lehrman
                (415)296-7383
                Wire Services:          Joshua Passman
                (212)850-5600

             SIERRAWEST BANCORP AND CALIFORNIA COMMUNITY BANCSHARES
                  CORPORATION SIGN DIFINITIVE MERGER AGREEMENT

                 Transaction Valued at Approximately $39 Million

TRUCKEE, Calif. and Vacaville, Calif.(November 14, 1997) -- SierraWest Bancorp (Nasdaq: SWBS) and California Community Bancshares Corp. (Nasdaq:CCBC) jointly announced today that they have signed a definitive agreement under which SierraWest will acquire the outstanding common stock of California Community Bancshares in a transaction valued at approximately $39 million, based on yesterday's closing price of SierraWest stock.

         The Boards of Directors of both companies have unanimously approved the merger agreement. The merger, which is expected to close during the first half of 1998, is subject to the approval of each company's shareholders and state and federal regulatory agencies, as well as certain other terms and conditions.

         Under the terms of the proposed transaction, shareholders of California Community Bancshares will receive shares of SierraWest common stock at an exchange ratio to be determined by a formula prior to the effective date of the transaction, based on the average of the closing prices of SierraWest common stock during a defined 20-day period. For example, if the average price during that 20-day period were $28.75, the closing price of SierraWest stock on November 13, 1997, each share of California Community Bancshares stock would be exchanged for approximately 0.9957 shares of SierraWest. The merger is expected to be accounted for under the pooling of interests method of accounting.

         "We are very pleased with the opportunity to expand SierraWest's community banking franchise into Solano and Contra Costa counties," said William
T. Fike, president and chief executive officer of SierraWest. "During the past three years, we have extended our franchise as far as Sacramento through new branch openings, the July 1997 acquisition of Mercantile Bank and the hiring of experienced lending officers to serve the Sacramento region. Continental Pacific Bank will strengthen our franchise along the Interstate 80 corridor by adding a strong business banking franchise staffed by senior lending and branch personnel. We strongly believe that this merger, which creates a banking franchise with more than $750 million in assets, opens up new opportunities for our combined operations and will provide benefits to SierraWest's current and new shareholders."

         Walter O. Sunderman, president and chief executive officer of CCBC, said, "We are excited about joining with SierraWest to build together a great California banking franchise and about owning one of the best-performing California bank stocks. The banking industry in California is changing rapidly, largely due to consolidation. We concluded that merging with SierraWest presented an outstanding opportunity for our shareholders, employees and customers throughout Solano and Contra Costa counties. SierraWest is a community bank that shares our philosophy of providing customers with personalized, professional service."

         California Community Bancshares has also granted SierraWest an option to purchase up to 19.9% of the outsanding shares of California Community Bancshares if certain events and conditions (as defined in the option agreement) occur, including a third party merger proposal or tender offer.

         California Community Bancshares, the parent company of Continental Pacific Bank, is headquartered in Vacaville, California and had assets of $192 million at September 30, 1997. Continental Pacific Bank operates eight banking offices in Solano and Contra Costa counties in California.

         SierraWest Bancorp is the holding company for SierraWest Bank headquarted in Truckee, California with branches in Sacramento, the Sierra foothills and Lake Tahoe regions of California and northern Nevada. SierraWest had assets of $575 million at September 30, 1997. The Company is a significant originator under the U.S. Government's SBA loan program, with recent SBA loan offices opened in Portland, Oregon and in Chattanooga, Tennessee.

                                                       # # #